Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-276942

PROSPECTUS SUPPLEMENT

(To Prospectus Dated February 8, 2024)

58,333,336 American Depositary Shares

Representing Ordinary Shares

We are offering 58,333,336 of our American Depositary Shares, or ADSs. Each ADS represents one ordinary share with a nominal value of $0.000042 per share. The ADSs may be evidenced by American Depositary Receipts, or ADRs. All of the ADSs are being sold by us.

Our ADSs are listed on the Nasdaq Global Select Market under the symbol “AUTL.” On February 7, 2024, the last reported sale price of our ADSs on the Nasdaq Global Select Market was $6.32 per ADS.

Investing in our ADSs involves a high degree of risk. Before buying any ADSs, you should carefully read the discussion of material risks of investing in our ADSs in “Risk Factors” beginning on page S-6 of this prospectus supplement, page 6 of the accompanying prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	PER ADS	TOTAL
Offering price	$6.00	$350,000,016
Underwriting discounts and commissions(1)	$0.36	$21,000,001
Proceeds, before expenses, to Autolus Therapeutics	$5.64	$329,000,015

(1)	We have agreed to reimburse the underwriters for certain expenses. See “Underwriting” on page S-26 of this prospectus supplement for additional information regarding underwriting compensation.

The underwriters expect to deliver the ADSs to the purchasers on or about February 12, 2024.

Joint Bookrunners

Jefferies	Truist Securities

Co-Managers

Mizuho	Needham & Company	Van Lanschot Kempen

Prospectus supplement dated February 8, 2024.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are a part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, on February 8, 2024, utilizing a “shelf” registration process available to us as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. This prospectus supplement describes the specific terms of this offering of American Depositary Shares, or ADSs, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The accompanying prospectus provides more general information, some of which may not apply to this offering. If and to the extent there is a difference between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference that was filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are responsible for the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to provide you with different information, and we and the underwriters take no responsibility for any other information others may give you. We are not, and the underwriters are not, making an offer to sell our ADSs in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or the sale of any ADSs. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections titled “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, our ADSs only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the ADSs in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ADSs and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We are incorporated under the laws of England and Wales and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Despite our status as a foreign private issuer, we have

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elected to voluntarily file reports with the SEC on the same forms under the Exchange Act as are used by domestic registrants. See “Prospectus Supplement Summary—Implications of Being a Foreign Private Issuer.”

Unless otherwise indicated in this prospectus supplement, “Autolus,” “the company,” “our company,” “we,” “us” and “our” refer to Autolus Therapeutics plc and its subsidiaries.

We own various trademark registrations and applications, and unregistered trademarks, including our name and our corporate logo. All other trade names, trademarks and service marks of other companies appearing in this prospectus supplement and the accompanying prospectus are the property of their respective holders. Solely for convenience, the trademarks and trade names in this prospectus supplement may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus and does not contain all of the information that you need to consider in making your investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, before making an investment decision.

Company Overview

We are a biopharmaceutical company developing next-generation programmed T cell therapies for the treatment of cancer and autoimmune diseases. Using our broad suite of proprietary and modular T cell programming technologies, we are engineering precisely targeted, controlled and highly active T cell therapies that are designed to better recognize target cells, break down their defense mechanisms and attack and kill these cells. We believe our programmed T cell therapies have the potential to be best-in-class and to offer patients substantial benefits over the existing standard of care, including the potential for cure in some patients.

We believe our leadership in T cell programming technologies will provide us with a competitive advantage as we look to develop future generations of T cell therapies targeting hematological cancers, solid tumors and autoimmune disorders, including potential products that could have a tolerability profile such to make them amenable to be used in outpatient settings.

Our current clinical-stage pipeline comprises five programs being developed in seven hematological and solid tumor indications. The U.S. Food and Drug Administration has accepted our Biologics License Application for our lead product candidate, obecabtagene autoleucel (obe-cel), for the treatment of patients with relapsed/refractory adult B-cell acute lymphoblastic leukemia, with a target action date under the Prescription Drug User Free Act (PDUFA) of November 16, 2024. We have worldwide commercial rights to all of our programmed T cell therapies.

Please see the section titled “Information on the Company – Business Overview” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on March 7, 2023 and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Overview” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the SEC on November 9, 2023, for more information regarding our business and corporate strategy.

Recent Developments

Agreements with BioNTech

On February 6, 2024, we, through our wholly owned subsidiaries, Autolus Limited and Autolus Holdings (UK) Limited, entered into a license and option agreement with BioNTech SE, or BioNTech, pursuant to which we granted to BioNTech an exclusive, worldwide, sublicensable license to certain binders and to exploit products that express in vivo such binders. In addition, under the license and option agreement we granted to BioNTech several time-limited options to acquire additional rights to specified clinical-stage product candidates, binders and technologies. BioNTech has also agreed to financially support the expansion of the clinical development program for, and planned commercialization of, obe-cel in exchange for rights to future revenues from the sales of obe-cel products. In the event that all options are fully exercised, we would be eligible to receive maximum aggregate payments of up to $582.0 million pursuant to the license and option agreement. This maximum amount includes initial upfront payments totaling $50.0 million due upon signing of the license and option agreement, potential milestone payments for licensed products, all potential option exercise fees and potential milestone payments for licenses to optioned products and technologies, and up to $100 million of additional milestone payments that BioNTech may pay us in exchange for an increased revenue interest with respect to obe-cel.

We have also agreed to grant BioNTech the option to negotiate a joint manufacturing and commercial services agreement pursuant to which we and BioNTech may access and leverage each other’s manufacturing and commercial capabilities with respect to certain CAR-T products, including BioNTech’s product candidate BNT211. This agreement, if entered into, would also grant BioNTech access to our commercial site network and infrastructure.

In connection with the execution of the license and collaboration agreement with BioNTech, we also entered into a securities purchase agreement for the sale and issuance of 33,333,333 ADSs to BioNTech at a purchase price of $6.00 per ADS, for an aggregate purchase price of $200.0 million in a private placement transaction. In the event that we and BioNTech enter into the joint manufacturing and commercial agreement described above within 18 months, BioNTech will purchase additional ADSs, not to exceed 15,000,000 ADSs, for an aggregate purchase price of $20.0 million. In connection with the securities purchase agreement, we and BioNTech entered into a registration rights agreement in which we agreed to file a registration statement with the SEC to register the resale of ADSs issued to BioNTech under the securities purchase agreement.

We and BioNTech also entered into a letter agreement providing BioNTech with certain additional rights, including the right to nominate one or more directors to our board of directors subject to certain beneficial ownership thresholds, and subjecting BioNTech’s investment in us to certain restrictions. If we engage in bona fide financing transactions, which includes this offering, BioNTech also has the right to purchase additional ADSs from us in order to maintain specified ownership percent thresholds following such financing transactions. As a result of this offering, BioNTech has the right, through the initial closing of the private placement, which will occur subsequent to the closing of this offering, to purchase additional ADSs at a purchase price of $6.00 per ADS.

Corporate Information

We were incorporated under the laws of England and Wales in February 2018. Our registered office is located at The Mediaworks, 191 Wood Lane, White City, London W12 7FP, United Kingdom and our telephone number is +44 20 3829 6230. Our website address is www.autolus.com. The information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or the accompanying prospectus in deciding whether to purchase our securities.

Implications of Being a Foreign Private Issuer

Under the Securities Exchange Act of 1934, as amended, or the Exchange Act, we qualify as a non-U.S. company with foreign private issuer status. As a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;

•	the requirement to comply with Regulation Fair Disclosure, or Regulation FD, which regulates selective disclosure of material information; and

•

the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time.

Foreign private issuers are also not required to file with the SEC annual reports on Form 10-K that contain audited financial and other specified information, quarterly reports on Form 10-Q that contain unaudited financial and other specified information, or current reports on Form 8-K required upon the occurrence of specified significant events. However, although we qualify as a foreign private issuer, we voluntarily file periodic and current reports with the SEC U.S. domestic issuer forms, which are more detailed and extensive in certain respects, and which must be filed more promptly, than the forms currently available to foreign private issuers. We expect to file an annual report on Form 10-K for our fiscal year ended December 31, 2023 by the deadline prescribed by SEC rules for domestic registrants.

We have also elected to file registration statements, including the registration statement on Form S-3 of which this prospectus supplement forms a part, on U.S. domestic issuer forms. Although we have voluntarily chosen to file registration statements, periodic reports and current reports on U.S. domestic issuer forms, we will maintain our status as a foreign private issuer and will continue to be exempt from the other provisions of the Exchange Act described above.

THE OFFERING

ADSs offered by us	58,333,336 ADSs, each ADS representing one ordinary share.

Ordinary shares to be outstanding after this offering:	232,270,130 ordinary shares, including ordinary shares represented by ADSs (as more fully described in the notes following this table).

The ADSs	Each ADS represents one ordinary share, nominal value $0.000042 per share. The offered ADSs may be evidenced by American Depositary Receipts.

Depositary	Citibank, N.A.

Custodian	Citibank, N.A. (London)

Use of Proceeds	We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $326.5 million. We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents and the $250 million we will receive from BioNTech, consisting of upfront payments under the license and option agreement and gross proceeds from the sale of ADSs to BioNTech in the private placement, to advance the clinical development of our obe-cel program and fund our manufacturing activities for obe-cel, to develop our commercial infrastructure and for working capital and other general corporate purposes. See “Use of Proceeds” on page S-11 of this prospectus supplement.

Risk Factors	Investing in our ADSs involves significant risks. See “Risk Factors” on page S-6 of this prospectus supplement, and under similar headings in other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Nasdaq Global Market Select symbol	“AUTL”

All information in this prospectus supplement related to the number of our ordinary shares to be outstanding immediately after this offering is based on 173,936,794 of our ordinary shares outstanding as of September 30, 2023. The number of ordinary shares outstanding as of September 30, 2023 excludes:

•

458,709 ordinary shares issuable upon the exercise of share options outstanding under our 2017 Share Option Plan, or the 2017 Plan, as of September 30, 2023, at a weighted average exercise price of $7.75 per share;

•

13,616,133 ordinary shares issuable upon the exercise of share options outstanding under our 2018 Equity Incentive Plan, or the 2018 Plan, as of September 30, 2023, at a weighted average exercise price of $6.16 per share;

•	3,265,306 ordinary shares represented by ADSs issuable upon the exercise of warrants with an exercise price of $7.35 per ADS;

•	765,407 ordinary shares authorized for future issuance under our 2018 Plan as of September 30, 2023;

•	6,957,471 ordinary shares authorized for future issuance under the 2018 Plan, relating to the evergreen adjustment which was effective October 1, 2023; and

•

33,333,333 ordinary shares represented by ADSs to be issued to BioNTech pursuant to the securities purchase agreement with BioNTech entered into on February 6, 2024, as well as any ADSs that BioNTech may elect to purchase pursuant to its rights prior to the initial closing under the securities purchase agreement.

Except as otherwise indicated herein, all information in this prospectus supplement assumes no issuance or exercise of outstanding options or warrants after September 30, 2023.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the section titled “Risk Factors” in our most recent Annual Report on Form 20-F or Form 10-K, as applicable, as updated by our subsequent reports and documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding whether to purchase any of our ADSs in this offering. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our ADSs, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

Risks Related to This Offering

If you purchase ADSs in this offering, you will suffer immediate dilution of your investment.

The offering price of our ADSs is substantially higher than the adjusted net tangible book value per ADS as of September 30, 2023. Therefore, if you purchase ADSs in this offering, you will pay a price per ADS that substantially exceeds our adjusted net tangible book value per ADS after this offering. Based on the offering price of $6.00 per ADS, you will experience immediate dilution of $3.32 per ADS, representing the difference between our adjusted net tangible book value per ADS after this offering and the offering price per ADS. After this offering, we will also have outstanding options to purchase ordinary shares with exercise prices lower than the offering price. To the extent these outstanding options are exercised, there will be further dilution to investors in this offering. For further information regarding the dilution resulting from this offering, see the section titled “Dilution” in this prospectus supplement.

We will have broad discretion in the use of proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.

Our management will have broad discretion in the application of our cash and cash equivalents, including the net proceeds from this offering, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ADSs. The failure by our management to apply these funds effectively could result in financial losses that could have a negative impact on our business, cause the price of our ADSs to decline and delay the development of our product candidates and preclinical program. Pending their use, we may invest our cash and cash equivalents, including the net proceeds from this offering, in a manner that does not produce income or that loses value. See the section of this prospectus supplement titled “Use of Proceeds” for additional information.

Raising additional capital may cause dilution to our holders, including purchasers of our ADSs in this offering, restrict our operations or require us to relinquish rights to our technologies or product candidates.

We expect that significant additional capital may be needed in the future to continue our planned operations, including conducting clinical trials, commercialization efforts, expanded research and development activities and costs associated with operating a public company. Until such time, if ever, as we can generate substantial product revenues, we expect to finance our cash needs through any or a combination of securities offerings, debt financings, license and collaboration agreements and research grants. If we raise capital through securities offerings, such sales may also result in material dilution to our existing shareholders, and new investors could gain rights, preferences and privileges senior to the holders of our ADSs or ordinary shares.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a shareholder. Debt financing and preferred equity financing, if available, could result in fixed payment obligations, and we may be required to accept terms that restrict our ability to incur additional indebtedness, force us to maintain specified liquidity or other ratios or restrict our ability to pay dividends or make acquisitions.

If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may be required to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates or to grant licenses on terms that may not be favorable to us. In addition, we could also be required to seek funds through arrangements with collaborators or others at an earlier stage than otherwise would be desirable. If we raise funds through research grants, we may be subject to certain requirements, which may limit our ability to use the funds or require us to share information from our research and development. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to a third party to develop and market product candidates that we would otherwise prefer to develop and market ourselves. Raising additional capital through any of these or other means could adversely affect our business and the holdings or rights of our shareholders, and may cause the market price of our ADSs to decline.

After this offering, our senior management, directors and principal shareholders, if they choose to act together, will continue to have the ability to significantly influence corporate decisions and all matters submitted to shareholders for approval.

Prior to this offering and the private placement of ADSs to BioNTech, members of our senior management, directors and current beneficial owners of 5% or more of our ordinary shares, and their respective affiliates, beneficially owned, in the aggregate, more than 75% of our outstanding ordinary shares (including ordinary shares represented by ADSs). Following this offering, these shareholders, together with BioNTech, will continue to control a majority of our outstanding ordinary shares. This concentration of ownership may harm the market price of our ADSs by:

•	delaying, deferring, or preventing a change in control;

•	entrenching our management and/or the board of directors;

•	impeding a merger, consolidation, takeover, or other business combination involving us; or

•	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

In addition, some of these persons or entities may have interests different than yours. For example, because many of these shareholders purchased their shares at prices substantially below the price at which shares are being sold in this offering and have held their shares for a longer period, they may be more interested in selling our company to an acquirer than other investors, or they may want us to pursue strategies that deviate from the interests of other shareholders.

Future sales of our ADSs in the public market could cause our share price to decline and result in dilution of the percentage ownership of our ordinary shares.

After the completion of this offering, based on the number of ordinary shares outstanding as of September 30, 2023 and excluding the ADSs to be issued to BioNTech in the February 2024 private placement, there will be 232,270,130 ordinary shares (including ordinary shares represented by ADSs) issued and outstanding. Sales of a substantial number of our ADSs in the public market, or the perception that these sales might occur, could depress the market price of our ADSs and could impair our ability to raise capital through the sale of additional equity securities.

Of these shares, approximately 56.5 million are subject to a contractual lock-up with the underwriters for this offering for a period of 90 days following the date of this prospectus supplement. These shares can be sold, subject to any applicable volume limitations under federal securities laws, after the earlier of the expiration of, or release from, the applicable lock-up period. The balance of our outstanding ordinary shares, including ordinary shares represented by ADSs as well as any ADSs purchased in this offering, may be resold into the public market immediately without restriction, unless owned or purchased by our affiliates.

We previously filed registration statements on Form S-8 under the Securities Act to register ordinary shares subject to options or other equity awards issued or reserved for future issuance under our equity incentive plans. In addition, in the future, we may issue ordinary shares or other securities if we need to raise additional capital. The number of new ordinary shares, or securities convertible into our ordinary shares, issued in connection with raising additional capital could represent a material portion of our then-outstanding ordinary shares.

Additionally, we previously filed two registration statements on Form F-3 under the Securities Act to register the resale of 33,431,250 ADSs by the securityholders named therein. Pursuant to those registration statements, the ADSs held by the selling securityholders named therein may be freely sold in the public market. If these additional ADSs are sold, or if it is perceived that they will be sold, the trading price of our ADSs could decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the other documents we have filed with the SEC that are incorporated herein by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus are based upon information available to us as of the date of this prospectus supplement and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information.

Forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include, but are not limited to, statements about:

•

the development of our product candidates, including statements regarding the initiation, timing, progress and the results of clinical studies or trials and related preparatory work, the period during which the results of the trials will become available and our research and development programs;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	our ability to advance our product candidates into, and successfully complete, clinical trials;

•

our ability to obtain and maintain regulatory approval of our product candidates in the indications for which we plan to develop them, and any related restrictions, limitations or warnings in the label of an approved drug or therapy;

•

our license and option agreement and securities purchase agreement with BioNTech, including the ability of the parties to consummate the transaction and our potential to receive milestone payments and royalties under the license and option agreement;

•

the impacts of public health crises on our operations and business, including interruption of key clinical trial activities, such as clinical trial site monitoring, access to capital, and potential disruption in the operations and business of third-party manufacturers, clinical sites, contract research organizations, or CROs, other service providers and collaborators with whom we conduct business;

•	our ability to license additional intellectual property relating to our product candidates from third parties and to comply with our existing license agreement;

•	our plans to research, develop, manufacture and commercialize our product candidates;

•	the potential benefits of our product candidates;

•

the timing or likelihood of regulatory filings and approvals for our product candidates, along with regulatory developments in the United States, European Union, the United Kingdom and other foreign countries;

•

the size and growth potential of the markets for our product candidates, if approved, and the rate and degree of market acceptance of our product candidates, including reimbursement that may be received from payors;

•

our need for and ability to obtain additional funding, on favorable terms or at all, including as a result of worsening macroeconomic conditions, including changes inflation and interest rates and unfavorable general market conditions, and the impacts thereon of the war in Ukraine, the conflict between Hamas and Israel, and global geopolitical tension;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our plans to collaborate, or statements regarding our current collaborations;

•	our ability to attract collaborators with development, regulatory and commercialization expertise;

•	our expectations regarding our ability to obtain and maintain intellectual property protection;

•	our ability to identify, recruit and retain qualified employees and key personnel;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

•	the scalability and commercial viability of our manufacturing methods and processes;

•	the success of competing therapies that are or may become available;

•	whether we are classified as a Passive Foreign Investment Company, “PFIC”, for current and future periods;

•	additional costs and expenses related to our decision to voluntarily comply with certain U.S. domestic issuer reporting obligations before we are required to do so;

•	any other factors which may impact our financial results or future trading prices of our ADSs and the impact of securities analysts’ reports on these prices; and

•	our expected use of proceeds of this offering.

You should refer to the important factors in the cautionary statements included in this prospectus supplement, the accompanying prospectus and in the other documents incorporated by reference herein, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus supplement, the accompanying prospectus, and any free writing prospectuses that we may authorize for use in connection with an offering and the documents that we reference in this prospectus supplement and the accompanying prospectus and have filed as exhibits to the registration statement of which this prospectus supplement is a part completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of ADSs in this offering will be approximately $326.5 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents and the $250.0 million we will receive from BioNTech, consisting of upfront payments under the license and option agreement and gross proceeds from the sale of ADSs to BioNTech in the private placement, to advance the clinical development of our obe-cel program and fund our manufacturing activities for obe-cel, to develop our commercial infrastructure and for working capital and other general corporate purposes.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the actual amounts that we will spend on the uses set forth above. We believe opportunities may exist from time to time to expand our current business through the acquisition or in-license of complementary product candidates or programming technologies. While we have no current agreements for any specific acquisitions or in-licenses at this time, we may use a portion of the net proceeds for these purposes.

The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials, the potential for achieving accelerated regulatory approval and the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

Pending these uses, we plan to invest these net proceeds in short-term, interest bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the United States. The goal with respect to the investment of these net proceeds is capital preservation and liquidity so that such funds are readily available to fund our operations.

DIVIDEND POLICY

We have never declared or paid a dividend, and we do not anticipate declaring or paying dividends in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business.

Under current English law, among other things, a company’s accumulated realized profits must exceed its accumulated realized losses (on a non-consolidated basis) before dividends can be paid. Accordingly, we may only pay dividends if we have sufficient distributable reserves (on a non-consolidated basis), which are our accumulated realized profits that have not been previously distributed or capitalized less our accumulated realized losses, so far as such losses have not been previously written off in a reduction or reorganization of capital. In addition, as a public limited company incorporated in England, we will only be able to make a distribution if the amount of our net assets is not less than the aggregate of our called-up share capital and undistributable reserves and if, and to the extent that, the distribution does not reduce the amount of those assets to less than that aggregate.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2023 on:

•	an actual basis;

•

on a pro forma basis to give effect to (i) the issuance and sale of 33,333,333 ADSs to be issued to BioNTech for an aggregate purchase price of $200.0 million pursuant to the securities purchase agreement dated February 6, 2024, (ii) the receipt of upfront payments of $50.0 million from BioNTech under the license and option agreement dated February 6, 2024, and (iii) the payment of financial advisory fees in connection with such transactions; and

•	on a pro forma as adjusted basis to give effect to (i) the pro forma adjustments described above and (ii) the sale of ADSs in this offering at the offering price of $6.00 per ADS.

You should read this information together with our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2023
	Actual	Pro Forma	Pro Forma As Adjusted
	(in thousands)
Cash and cash equivalents	$256,415	$501,415	$827,915

Shareholders’ equity:
Ordinary shares, $0.000042 nominal value; 290,909,783 shares authorized, 173,936,794 shares issued and outstanding, actual; 290,909,783 shares authorized, 207,270,127 shares issued and outstanding, pro forma; 290,909,783 shares authorized, 265,603,463 shares issued and outstanding, pro forma as adjusted	8	9	11
Deferred shares, £0.00001 nominal value; 34,425 shares authorized, issued and outstanding, actual, pro forma and pro forma as adjusted	—	—	—
Deferred B shares, £0.00099 nominal value; 88,893,548 shares authorized, issued and outstanding, actual, pro forma and pro forma as adjusted	118	118	118
Deferred C shares, £0.000008 nominal value; 1 share authorized, issued and outstanding, actual, pro forma and pro forma as adjusted	—	—	—
Additional paid-in capital	1,015,577	1,211,076	1,537,574
Accumulated other comprehensive loss	(33,794)	(33,794)	(33,794)
Accumulated deficit	(801,391)	(791,891)	(791,891)

Total shareholders’ equity	$180,518	385,518	712,018

Total capitalization	$180,518	385,518	712,018

The number of ordinary shares outstanding in the table above does not include:

•	458,709 ordinary shares issuable upon the exercise of share options outstanding under the 2017 Plan as of September 30, 2023, at a weighted average exercise price of $7.75 per share;

•	13,616,133 ordinary shares issuable upon the exercise of share options outstanding under the 2018 Plan as of September 30, 2023, at a weighted average exercise price of $6.16 per share;

•	3,265,306 ordinary shares represented by ADSs issuable upon the exercise of warrants with an exercise price of $7.35 per ADS;

•	765,407 ordinary shares authorized for future issuance under our 2018 Plan as of September 30, 2023;

•	6,957,471 ordinary shares authorized for future issuance under the 2018 Plan, relating to the evergreen adjustment which was effective October 1, 2023; and

•

33,333,333 ordinary shares represented by ADSs to be issued to BioNTech pursuant to the securities purchase agreement with BioNTech entered into on February 6, 2024, as well as any ADSs that BioNTech may elect to purchase pursuant to its rights prior to the initial closing under the securities purchase agreement.

DILUTION

If you invest in our ADSs in this offering, your ownership interest will be immediately diluted to the extent of the difference between the price per ADS you pay in this offering and the net tangible book value per ADS immediately after this offering. As of September 30, 2023, we had a net tangible book value of $180.5 million, or $1.04 per ordinary share (equivalent to $1.04 per ADS). Our net tangible book value per share represents total tangible assets less total liabilities, divided by the number of ordinary shares outstanding on September 30, 2023, including ordinary shares outstanding represented by ADSs. Dilution with respect to net tangible book value per ADS represents the difference between the amount per ADS paid by purchasers of ADSs in this offering and the net tangible book value per ADS immediately after this offering.

Our pro forma net tangible book value as of September 30, 2023 was $385.5 million, or $1.86 per ADS. Our pro forma net tangible book value is the amount of our total tangible assets less our total liabilities, after giving effect the issuance and sale of 33,333,333 ADSs to be issued to BioNTech for an aggregate purchase price of $200.0 million in connection with a private placement and our receipt of upfront payments of $50.0 million from BioNTech under the license and option agreement and the payment of financial advisory fees in connection with such transactions. Pro forma net tangible book value per share represents pro forma net tangible book value divided by the 207,270,127 ordinary shares that would have been outstanding as of September 30, 2023 after giving effect to the pro forma adjustments described above.

After giving effect to the sale of 58,333,336 ADSs in this offering at the offering price of $6.00 per ADS and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2023 would have been $2.68 per ordinary share (equivalent to $2.68 per ADS). This represents an immediate increase in pro forma as adjusted net tangible book value of $0.82 per ADS to existing investors and immediate dilution of $3.32 per ADS to new investors attributable to this offering. The following table illustrates this dilution to new investors purchasing ADSs in this offering on a per ADS basis:

Offering price per ADS		$6.00
Net tangible book value per ADS of as September 30, 2023	$1.04
Increase in net tangible book value per share attributable to pro forma adjustments described above	0.82

Pro forma net tangible book value per share as of September 30, 2023	1.86
Increase in pro forma net tangible book value per ADS attributable to new investors purchasing ADSs in this offering	0.82

Pro forma as adjusted net tangible book value per ADS immediately after this offering		2.68

Dilution per ADS to new investors purchasing our ADSs in this offering		$3.32

The table and discussion above exclude:

•	458,709 ordinary shares issuable upon the exercise of share options outstanding under the 2017 Plan as of September 30, 2023, at a weighted average exercise price of $7.75 per share;

•	13,616,133 ordinary shares issuable upon the exercise of share options outstanding under the 2018 Plan as of September 30, 2023, at a weighted average exercise price of $6.16 per share;

•	3,265,306 ordinary shares represented by ADSs issuable upon the exercise of warrants with an exercise price of $7.35 per ADS;

•	765,407 ordinary shares authorized for future issuance under our 2018 Plan as of September 30, 2023;

•	6,957,471 ordinary shares authorized for future issuance under the 2018 Plan, relating to the evergreen adjustment which was effective October 1, 2023; and

•

33,333,333 ordinary shares represented by ADSs to be issued to BioNTech pursuant to the securities purchase agreement with BioNTech entered into on February 6, 2024, as well as any ADSs that BioNTech may elect to purchase pursuant to its rights prior to the initial closing under the securities purchase agreement.

To the extent that outstanding options or warrants are exercised, new options or warrants are issued or we issue additional ordinary shares or ADSs in the future, there will be further dilution to investors participating in this offering.

TAXATION

The following summary contains a description of material U.K. and U.S. federal income tax consequences of the acquisition, ownership and disposition of our ADSs. This summary should not be considered a comprehensive description of all the tax considerations that may be relevant to beneficial owners of ADSs.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following is a description of the material U.S. federal income tax consequences to the U.S. Holders (as defined below) of owning and disposing of our ADSs. It is not a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire securities. This discussion applies only to a U.S. Holder that holds our ADSs as a capital asset for tax purposes (generally, property held for investment). In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including state and local tax consequences, estate tax consequences, alternative minimum tax consequences, the potential application of the Medicare contribution tax, and tax consequences applicable to U.S. Holders subject to special rules, such as:

•	banks, insurance companies, and certain other financial institutions;

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	dealers or traders in securities who use a mark-to-market method of tax accounting;

•	persons holding ADSs as part of a hedging transaction, “straddle,” wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to ADSs;

•	persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;

•	brokers, dealers or traders in securities, commodities or currencies;

•	tax-exempt entities or government organizations;

•	S corporations, partnerships, or other entities or arrangements classified as partnerships for U.S. federal income tax purposes (and investors therein);

•	regulated investment companies or real estate investment trusts;

•	persons who acquired ADSs pursuant to the exercise of any employee share option or otherwise as compensation;

•	persons that own or are deemed to own 10 percent or more of our shares including shares represented by ADSs (by vote or value); and

•	persons holding our ADSs in connection with a trade or business, permanent establishment, or fixed base outside the United States.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds ADSs, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding ADSs and partners in such partnerships are encouraged to consult their tax advisers as to the particular U.S. federal income tax consequences of holding and disposing of ADSs.

U.S. Holders that own (directly, indirectly, or constructively through the application of attribution rules) 10% or more of our total combined voting power or value could be subject to adverse U.S. federal income tax consequences pursuant to the controlled foreign corporation rules due to our ownership of a U.S. subsidiary. Such prospective holders should consult with their tax advisors as to the tax consequences of acquiring, owning and disposing of our ADSs.

The discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury Regulations, and the income tax treaty between the United Kingdom and the United States, or the Treaty, all as of the date hereof, changes to any of which may affect the tax consequences described herein- possibly with retroactive effect.

A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of ADSs who is eligible for the benefits of the Treaty and is:

(i)	a citizen or individual resident of the United States;

(ii)	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

(iii)	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

(iv)

a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) the trust has a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

U.S. Holders are encouraged to consult their tax advisers concerning the U.S. federal, state, local and foreign tax consequences of owning and disposing of ADSs in their particular circumstances.

THESE PARAGRAPHS ARE A SUMMARY OF CERTAIN U.S. TAX CONSIDERATIONS AND ARE INTENDED AS A GENERAL GUIDE ONLY. IT IS RECOMMENDED THAT ALL HOLDERS OF ADSs OBTAIN ADVICE AS TO THE CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSAL OF THE ADSs IN THEIR OWN SPECIFIC CIRCUMSTANCES FROM THEIR OWN TAX ADVISORS.

The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. A U.S. Holder of ADSs will generally be treated for U.S. federal income tax purposes as the owner of the underlying ordinary shares that such ADSs represent. Accordingly, no gain or loss will be recognized if a U.S. Holder exchanges ADSs for the underlying shares represented by those ADSs. The U.S. Treasury has expressed concern that parties to whom ADSs are released before shares are delivered to the Depositary or intermediaries in the chain of ownership between holders and the issuer of the security underlying the ADSs, may be taking actions that are inconsistent with the claiming of foreign tax credits by U.S. Holders of ADSs. These actions would also be inconsistent with the claiming of the reduced rate of tax, described below, applicable to dividends received by certain non-corporate U.S. Holders. Accordingly, the creditability of non-U.S. withholding taxes (if any), and the availability of the reduced tax rate for dividends received by certain non-corporate U.S. Holders, each described below, could be affected by actions taken by such parties or intermediaries.

Passive Foreign Investment Company Rules

If we are classified as a passive foreign investment company, or a PFIC in any taxable year, a U.S. Holder will be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. Holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.

A non-U.S. corporation will be classified as a PFIC for any taxable year in which, after applying certain look-through rules, either:

•	at least 75% of its gross income is passive income (such as interest income); or

•	at least 50% of its gross assets (determined on the basis of a weighted quarterly average) is attributable to assets that produce passive income or are held for the production of passive income.

We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation, the equity of which we own, directly or indirectly, 25% or more (by value).

We have not yet determined our PFIC status for our taxable year ended December 31, 2023, but we believe we have been a PFIC in prior taxable years and we may have been a PFIC for our taxable year ended December 31, 2023 and we may be a PFIC in our current or future taxable years. No assurances regarding our PFIC status can be provided for any past, current or future taxable years. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis and the applicable law is subject to varying interpretation. In particular, the characterization of our assets as active or passive may depend in part on our current and intended future business plans, which are subject to change. In addition, for our current and future taxable years, the total value of our assets for PFIC testing purposes may be determined in part by reference to the market price of our ordinary shares or ADSs from time to time, which may fluctuate considerably.

Under the income test, our status as a PFIC depends on the composition of our income which will depend on the transactions we enter into in the future and our corporate structure. The composition of our income and assets is also affected by how, and how quickly, we spend the cash we raise in any offering. Our U.S. counsel expresses no opinion with respect to our PFIC status for our taxable year ended December 31, 2023 or any future taxable year.

If a U.S. Holder makes an effective QEF Election, the U.S. Holder will be required to include in gross income each year, whether or not we make distributions, as capital gains, such U.S. Holder’s pro rata share of our net capital gains and, as ordinary income, such U.S. Holder’s pro rata share of our earnings in excess of our net capital gains. However, a U.S. Holder can only make a QEF election with respect to ADSs in a PFIC if such company agrees to furnish such U.S. Holder with certain tax information annually. For our taxable year ended December 31, 2023, we intend to provide U.S. Holders on our website such information as the IRS may require, including a PFIC annual information statement, in order to enable U.S. Holders to make a QEF Election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or that the required information will be provided at a time that will permit a U.S. Holder to make or maintain a QEF Election. An electing U.S. Holder’s basis in ADSs will be increased to reflect the amount of any taxed but undistributed income. Distributions of income that had previously been taxed will result in a corresponding reduction of basis in the ADSs and may not be taxed again as distributions to the U.S. Holder. However, we do not currently expect to pay distributions with respect to our ADSs. U.S. Holders should consult with their tax advisors regarding the implications of owning stock in a PFIC, including whether and how to make and maintain a QEF Election.

If we are classified as a PFIC in any year with respect to which a U.S. Holder owns ADSs, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns the ADSs, regardless of whether we continue to meet the tests described above unless (i) we cease to be a PFIC and the U.S. Holder has made a “deemed sale” election under the PFIC rules, (ii) we cease to be a PFIC and the U.S. Holder has a valid mark-to-market election in effect (as described below) or (iii) the U.S. Holder makes a Qualified Electing Fund Election, or QEF Election, with respect to all taxable years during such U.S. Holders holding period in which we are a PFIC.

If the “deemed sale” election is made, a U.S. Holder will be deemed to have sold the ADSs the U.S. Holder holds at their fair market value and any gain from such deemed sale would be subject to the rules described below. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the U.S. Holder’s ADSs with respect to which such election was made will not be treated as shares in a PFIC and the U.S. Holder will not be subject to the rules described below with respect to any “excess distribution” the U.S. Holder receives from us or any gain from an actual sale or other disposition of the ADSs. U.S. Holders should consult their tax advisors as to the possibility and consequences of making a deemed sale election if we cease to be a PFIC and such election becomes available.

For each taxable year we are treated as a PFIC with respect to U.S. Holders, U.S. Holders will be subject to special tax rules with respect to any “excess distribution” such U.S. Holder receives and any gain such U.S. Holder recognizes from a sale or other disposition (including a pledge) of ADSs, unless (i) such U.S. Holder makes a QEF Election with respect to all taxable years of a U.S. Holder’s holding period during which we are a PFIC or makes a purging election to cause a deemed sale of the ADSs at their fair market value in conjunction with a QEF election (however, as discussed above, such elections are expected and assumed not to be available) or (ii) our ADSs constitute “marketable“ securities, and such U.S. Holder makes a mark-to-market election as discussed below. Distributions a U.S. Holder receives in a taxable year that are greater than 125% of the average annual distributions a U.S. Holder received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the ADSs will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over a U.S. Holder’s holding period for the ADSs;

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we became a PFIC, will be treated as ordinary income; and

•

the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or the year of an “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ADSs cannot be treated as capital, even if a U.S. Holder holds the ADSs as capital assets.

If we are a PFIC, a U.S. Holder will generally be subject to similar rules with respect to distributions we receive from, and our dispositions of the stock of, any of our direct or indirect subsidiaries that also are PFICs, as if such distributions were indirectly received by, and/or dispositions were indirectly carried out by, such U.S. Holder. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to our subsidiaries.

U.S. Holders can avoid the interest charge on excess distributions or gain relating to the ADSs by making a mark-to-market election with respect to the ordinary shares, provided that the ADSs are “marketable.” ADSs will be marketable if they are “regularly traded” on certain U.S. stock exchanges or on a foreign stock exchange that meets certain conditions. For these purposes, the ordinary shares or ADSs will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. Our ADSs are listed on Nasdaq, which is a qualified exchange for these purposes. Consequently, if our ADSs remain listed on Nasdaq and are regularly traded, and you are a holder of ADSs, we expect the mark-to-market election would be available to U.S. Holders if we are a PFIC. Each U.S. Holder should consult its tax advisor as to the whether a mark-to-market election is available or advisable with respect to the ADSs.

A U.S. Holder that makes a mark-to-market election must include as ordinary income for each year an amount equal to the excess, if any, of the fair market value of the ADSs at the close of the taxable year over the U.S. Holder’s adjusted tax basis in the ADSs. Accordingly, such mark-to-market election may accelerate the recognition of income without a corresponding receipt of cash. An electing holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted basis in the ADSs over the fair market value of the ADSs at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains for prior years. Gains from an actual sale or other disposition of the ADSs will be treated as ordinary income, and any losses incurred on a sale or other disposition of the ADSs will be treated as an ordinary loss to the extent of any net mark-to-market gains for prior years. Once made, the election cannot be revoked without the consent of the Internal Revenue Service, or the IRS, unless the ADSs cease to be marketable.

However, a mark-to-market election generally cannot be made for equity interests in any lower-tier PFICs that we own, unless shares of such lower-tier PFIC are themselves “marketable.” As a result, even if a U.S. Holder validly makes a mark-to-market election with respect to our ADSs, the U.S. Holder may continue to be subject to the PFIC rules (described above) with respect to its indirect interest in any of our investments that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. U.S. Holders should consult their tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFICs.

Unless otherwise provided by the U.S. Treasury, each U.S. shareholder of a PFIC is required to file an annual report containing such information as the U.S. Treasury may require. A U.S. Holder’s failure to file the annual report will cause the statute of limitations for such U.S. Holder’s U.S. federal income tax return to remain open with regard to the items required to be included in such report until three years after the U.S. Holder files the annual report, and, unless such failure is due to reasonable cause and not willful neglect, the statute of limitations for the U.S. Holder’s entire U.S. federal income tax return will remain open during such period. U.S. Holders should consult their tax advisors regarding the requirements of filing such information returns under these rules.

Taxation of Distributions

Subject to the discussion above under “Passive Foreign Investment Company Rules,” distributions paid on ADSs, other than certain pro rata distributions of ADSs, will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we may not calculate our earnings and profits under U.S. federal income tax principles, we expect that distributions generally will be reported to U.S. Holders as dividends. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be taxable at preferential rates applicable to “qualified dividend income.” However, the qualified dividend income treatment will not apply if we are treated as a PFIC with respect to the U.S. Holder for the taxable year in which a dividend is paid or the preceding year. The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends will generally be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. The amount of any dividend income paid in foreign currency will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Such gain or loss would generally be treated as U.S.-source ordinary income or loss. The amount of any distribution of property other than cash (and other than certain pro rata distributions of ADSs or rights to acquire ADSs) will be the fair market value of such property on the date of distribution.

For foreign tax credit limitation purposes, our dividends will generally be treated as passive category income. Because no U.K. income taxes will be withheld from dividends on ADSs, there will be no creditable foreign taxes associated with any dividends that a U.S. Holder will receive.

Sale or Other Taxable Disposition of ADSs

Subject to the discussion above under “Passive Foreign Investment Company Rules,” gain or loss realized on the sale or other taxable disposition of ADSs will be capital gain or loss, and will be a long-term capital gain or loss if the U.S. Holder held the ADSs for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the ADSs disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

If the consideration received by a U.S. Holder is not paid in U.S. dollars, the amount realized will be the U.S. dollar value of the payment received determined by reference to the spot rate of exchange on the date of the sale or other disposition. However, if the ADSs are treated as traded on an “established securities market” and a U.S.

Holder is either a cash basis taxpayer or an accrual basis taxpayer that has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the IRS), such U.S. Holder will determine the U.S. dollar value of the amount realized in a non-U.S. dollar currency by translating the amount received at the spot rate of exchange on the settlement date of the sale. If a U.S. Holder is an accrual basis taxpayer that is not eligible to or does not elect to determine the amount realized using the spot rate on the settlement date, such U.S. Holder will recognize foreign currency gain or loss to the extent of any difference between the U.S. dollar amount realized on the date of sale or disposition and the U.S. dollar value of the currency received at the spot rate on the settlement date.

WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE IMPACT OF OUR PFIC STATUS ON YOUR INVESTMENT IN THE ADSs AS WELL AS THE APPLICATION OF THE PFIC RULES TO YOUR INVESTMENT IN THE ADSs.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding (generally, by providing an IRS Form W-9).

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Information with Respect to Foreign Financial Assets

Certain U.S. Holders who are individuals (and, under regulations, certain entities) may be required to report information relating to the ordinary shares or ADSs, subject to certain exceptions (including an exception for ordinary shares or ADSs held in accounts maintained by certain U.S. financial institutions). Such U.S. Holders who fail to timely furnish the required information may be subject to a penalty. Additionally, if a U.S. Holder does not file the required information, the statute of limitations with respect to tax returns of the U.S. Holder to which the information relates may not close until three years after such information is filed. U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to their ownership and disposition of the ADSs.

U.K. Taxation

The following is intended as a general guide to current U.K. tax law and HM Revenue & Customs, or HMRC, published practice applying as at the date of this prospectus supplement (both of which are subject to change at any time, possibly with retrospective effect) relating to the holding of ADSs. It does not constitute legal or tax advice and does not purport to be a complete analysis of all U.K. tax considerations relating to the holding of ADSs, or all of the circumstances in which holders of ADSs may benefit from an exemption or relief from U.K. taxation. It is written on the basis that we do not (and will not) directly or indirectly derive 75% or more of our qualifying asset value from U.K. land, and that we are and remain solely resident in the United Kingdom for tax purposes and will therefore be subject to the U.K. tax regime and not the U.S. tax regime save as set out above under “Material U.S. Federal Income Tax Considerations for U.S. Holders.”

Except to the extent that the position of non-U.K. resident persons is expressly referred to, this guide relates only to persons who are resident (and, in the case of individuals, domiciled or deemed domiciled and to whom split-year treatment does not apply) for tax purposes solely in the United Kingdom and do not have a permanent establishment, branch, agency (or equivalent) or fixed base in any other jurisdiction with which the holding of the ADSs is connected, or U.K. Holders, who are absolute beneficial owners of the ADSs (where the ADSs are not held through an Individual Savings Account or a Self-Invested Personal Pension) and who hold the ADSs as investments.

This guide may not relate to certain classes of U.K. Holders, such as (but not limited to):

•	persons who are connected with the company;

•	financial institutions;

•	insurance companies;

•	charities or tax-exempt organizations;

•	collective investment schemes;

•	pension schemes;

•	market makers, intermediaries, brokers or dealers in securities;

•	persons who have (or are deemed to have) acquired their ADSs by virtue of an office or employment or who are or have been officers or employees of the company or any of its affiliates; and

•	individuals who are subject to U.K. taxation on a remittance basis.

The decision of the First-tier Tribunal (Tax Chamber) in HSBC Holdings PLC and The Bank of New York Mellon Corporation v HMRC (2012) cast some doubt on whether a holder of a depositary receipt is the beneficial owner of the underlying shares. However, based on published HMRC guidance we would expect that HMRC will regard a holder of ADSs as holding the beneficial interest in the underlying shares and therefore these paragraphs assume that a holder of ADSs is the beneficial owner of the underlying ordinary shares and any dividends paid in respect of the underlying ordinary shares (where the dividends are regarded for U.K. purposes as that person’s own income) for U.K. direct tax purposes.

THESE PARAGRAPHS ARE A SUMMARY OF CERTAIN U.K. TAX CONSIDERATIONS AND ARE INTENDED AS A GENERAL GUIDE ONLY. IT IS RECOMMENDED THAT ALL HOLDERS OF ADSs OBTAIN ADVICE AS TO THE CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSAL OF THE ADSs IN THEIR OWN SPECIFIC CIRCUMSTANCES FROM THEIR OWN TAX ADVISORS. IN PARTICULAR, NON-U.K. RESIDENT OR DOMICILED PERSONS ARE ADVISED TO CONSIDER THE POTENTIAL IMPACT OF ANY RELEVANT DOUBLE TAXATION AGREEMENTS.

Dividends

Withholding Tax

Dividends paid by us will not be subject to any withholding or deduction for or on account of U.K. tax.

Income Tax

An individual U.K. Holder may, depending on his or her particular circumstances, be subject to U.K. tax on dividends received from the company. An individual holder of ADSs who is not resident for tax purposes in the United Kingdom should not be chargeable to U.K. income tax on dividends received from the company unless he or she carries on (whether solely or in partnership) a trade, profession or vocation in the United Kingdom through a branch or agency to which the ADSs are attributable. There are certain exceptions for trading in the United Kingdom through independent agents, such as some brokers and investment managers.

All dividends received by an individual U.K. Holder from us or from other sources will form part of that U.K. Holder’s total income for income tax purposes and will constitute the top slice of that income. A nil rate of income tax will apply to the first £1,000 of taxable dividend income received by the individual U.K. Holder in the tax year 2023/2024. Income within the nil rate band will be taken into account in determining whether income in excess of the £1,000 tax-free allowance falls within the basic rate, higher rate or additional rate tax bands. Dividend income in excess of the tax-free allowance will (subject to the availability of any income tax personal allowance) be taxed at 8.75% to the extent that the excess amount falls within the basic rate tax band, 33.75% to the extent that the excess amount falls within the higher rate tax band and 39.35% to the extent that the excess amount falls within the additional rate tax band. The annual tax-free dividend allowance would be reduced to £500 with effect from April 2024.

Corporation Tax

A corporate holder of ADSs who is not resident for tax purposes in the United Kingdom should not be chargeable to U.K. corporation tax on dividends received from us unless it carries on (whether solely or in partnership) a trade in the United Kingdom through a permanent establishment to which the ADSs are attributable.

Corporate U.K. Holders should not be subject to U.K. corporation tax on any dividend received from us so long as the dividends qualify for exemption, which should be the case, although certain conditions must be met. If the conditions for the exemption are not satisfied, or such U.K. Holder elects for an otherwise exempt dividend to be taxable, U.K. corporation tax will be chargeable on the amount of any dividends (at the main rate of 25% for companies with profits in excess of £250,000, or the small profits rate of 19% for companies with profits of £50,000 or less, with marginal relief from the main rate available to companies with profits between £50,000 and £250,000 subject to meeting certain criteria).

Chargeable Gains

A disposal or deemed disposal of ADSs by a U.K. Holder may, depending on the U.K. Holder’s circumstances and subject to any available exemptions or reliefs (such as the annual exemption), give rise to a chargeable gain or an allowable loss for the purposes of U.K. capital gains tax and corporation tax on chargeable gains.

If an individual U.K. Holder who is subject to U.K. income tax at either the higher or the additional rate is liable to U.K. capital gains tax on the disposal of ADSs, the current applicable rate will be 20%. For an individual U.K. Holder who is subject to U.K. income tax at the basic rate and liable to U.K. capital gains tax on such disposal, the current applicable rate would be 10%, save to the extent that any capital gains, when aggregated with the U.K. Holder’s other taxable income and gains in the relevant tax year, exceed the unused basic rate tax band. In that case, the rate currently applicable to the excess would be 20%.

If a corporate U.K. Holder becomes liable to U.K. corporation tax on the disposal (or deemed disposal) of ADSs, the U.K. corporation tax would apply (at the main rate of 25% for companies with profits in excess of £250,000, or the small profits rate of 19% for companies with profits of £50,000 or less, with marginal relief from the main rate available to companies with profits between £50,000 and £250,000 subject to meeting certain criteria).

A holder of ADSs which is not resident for tax purposes in the United Kingdom should not normally be liable to U.K. capital gains tax or corporation tax on chargeable gains on a disposal (or deemed disposal) of ADSs unless the person is carrying on (whether solely or in partnership) a trade, profession or vocation in the United Kingdom through a branch or agency (or, in the case of a corporate holder of ADSs, through a permanent establishment) to which the ADSs are attributable. However, an individual holder of ADSs who has ceased to be resident for tax purposes in the United Kingdom for a period of less than five years and who disposes of ADSs during that period may be liable on his or her return to the United Kingdom to U.K. tax on any capital gain realized (subject to any available exemption or relief).

Stamp Duty and Stamp Duty Reserve Tax

The discussion below relates to the holders of our ordinary shares or ADSs wherever resident, however it should be noted that special rules may apply to certain persons such as market makers, brokers, dealers or intermediaries. It should also be noted that this discussion assumes that the Finance Bill currently proceeding through the U.K. Parliament is enacted in its current form, and that measures taken to give certain Finance Bill provisions effect on a provisional basis continue to apply until such enactment.

Issue of Ordinary Shares

No U.K. stamp duty or stamp duty reserve tax, or SDRT, is generally payable on the issue of the underlying ordinary shares in the company.

Transfers of Ordinary Shares

An unconditional agreement to transfer ordinary shares in certificated form will normally give rise to a charge to SDRT at the rate of 0.5% of the amount or value of the consideration payable for the transfer. The purchaser of the shares is liable for the SDRT. Transfers of ordinary shares in certificated form are generally also subject to stamp duty at the rate of 0.5% of the amount or value of the consideration given for the transfer (rounded up to the next £5.00). Stamp duty is normally paid by the purchaser. The charge to SDRT will be canceled or, if already paid, repaid (generally with interest), where a transfer instrument has been duly stamped within six years of the charge arising (either by paying the stamp duty or by claiming an appropriate relief) or if the instrument is otherwise exempt from stamp duty.

An unconditional agreement to transfer ordinary shares to, or to a nominee or agent for, a person whose business is or includes the issue of depositary receipts or the provision of clearance services will generally be subject to SDRT (or, where the transfer is effected by a written instrument, stamp duty) at a higher rate of 1.5% of the amount or value of the consideration given for the transfer unless the clearance service has made and maintained an election under section 97A of the U.K. Finance Act 1986, or a section 97A election. It is understood that HMRC regards the facilities of DTC as a clearance service for these purposes and we are not aware of any section 97A election having been made by DTC.

However, no stamp duty or SDRT is payable where the transfer of ordinary shares to a clearance service or depositary receipt system satisfies the conditions of an exemption, which will generally be the case if the transfer occurs in the course of qualifying capital-raising arrangements.

Any stamp duty or SDRT payable on a transfer of ordinary shares to a depositary receipt system or clearance service will in practice generally be paid by the transferors or participants in the clearance service or depositary receipt system.

Issue of ADSs

No U.K. stamp duty or SDRT is payable on the issue of ADSs in the company.

Transfers of ADSs

No SDRT should be required to be paid on a paperless transfer of ADSs through the clearance service facilities of DTC, provided that no section 97A election has been made by DTC, and such ADSs are held through DTC at the time of any agreement for their transfer.

No U.K. stamp duty will in practice be payable on a written instrument transferring an ADS provided that the instrument of transfer is executed and remains at all times outside the United Kingdom. Where these conditions are not met, the transfer of, or agreement to transfer, an ADS could, depending on the circumstances, attract a charge to U.K. stamp duty at the rate of 0.5% of the amount or value of the consideration. If it is necessary to pay stamp duty, it may also be necessary to pay interest and penalties.

UNDERWRITING

We are offering the ADSs described in this prospectus supplement through the underwriters named below, for whom Jefferies LLC and Truist Securities, Inc. are acting as representatives. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase, at the offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of ADSs listed next to its name in the following table:

Name	Number of ADSs
Jefferies LLC	29,166,669
Truist Securities, Inc.	11,666,668
Mizuho Securities USA LLC	5,833,333
Needham & Company, LLC	5,833,333
Van Lanschot Kempen (USA) Inc.	5,833,333

Total	58,333,336

The underwriters are committed to purchase all of the ADSs offered by us if they purchase any. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the ADSs at the offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $0.216 per ADS. After the initial offering of the ADSs, if all of the ADSs are not sold at the offering price, the underwriters may change the offering price and the other selling terms. Sales of ADSs made outside of the United States may be made by affiliates of the underwriters.

The underwriting fee is equal to the offering price per ADS less the amount paid by the underwriters to us per ADS. The underwriting fee is $0.36 per ADS. The following table shows the per ADS and total underwriting discounts and commissions to be paid to the underwriters.

Per ADS	$0.36
Total	$21,000,001

We estimate that the total expenses of this offering, including registration, filing and listing fees, ADS issuance fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $2,500,000. We have agreed to reimburse the underwriters for expenses relating to the clearance of this offering with the Financial Industry Regulatory Authority, Inc. and the qualification of the ADSs under “blue sky” laws in an amount not to exceed $15,000.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on the web sites maintained by one or more underwriter, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of ADSs to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We and members of our senior management, our directors, and certain of our significant shareholders, have agreed with the underwriters, subject to limited exceptions, not to, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, or otherwise dispose of or hedge any of our equity securities, or any options or warrants to purchase our equity securities, or any securities convertible into, or exchangeable for or that represent the right to receive, our equity securities, or publicly announce any intention to do any of the foregoing, without the prior written consent of Jefferies LLC for a period of 90 days from the date of the final prospectus supplement, whether owned as of the date of the lock-up agreement or thereafter acquired.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Our ADSs are listed on the Nasdaq Global Select Market under the symbol “AUTL.”

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling ADSs in the open market for the purpose of preventing or retarding a decline in the market price of the ADS while this offering is in progress. These stabilizing transactions may include making short sales of the ADS, which involves the sale by the underwriters of a greater number of ADSs than they are required to purchase in this offering, and purchasing ADSs on the open market to cover positions created by short sales.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, it may also engage in other activities that stabilize, maintain or otherwise affect the price of the ADS, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase ADSs in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those ADSs as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the ADS or preventing or retarding a decline in the market price of the ADS, and, as a result, the price of the ADS may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.

The underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of ordinary shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Selling Restrictions

General

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in Canada

The ADSs may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ADSs must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area (each, a “Relevant State”), no ADSs have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the ADSs that has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of ADSs may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a) to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation.

provided that no such offer of ADSs shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any ADSs in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any ADSs, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

We have not authorized and do not authorize the making of any offer of ADSs through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the ADSs as contemplated in this prospectus supplement. Accordingly, no purchaser of the ADSs, other than the underwriters, is authorized to make any further offer of the ADSs on behalf of us or the underwriters.

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom, no ADSs have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the ADSs that has been approved by the Financial Conduct Authority, except that offers of ADSs may be made to the public in the United Kingdom at any time under the following exemptions under the U.K. Prospectus Regulation:

(a) to any legal entity which is a qualified investor as defined in Article 2 of the U.K. Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the U.K. Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c) in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000, or the FSMA,

provided that no such offer of ADSs shall require the Company or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the U.K. Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the ADSs in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any ADSs, and the expression “U.K. Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

We have not authorized and do not authorize the making of any offer of ADSs through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the ADSs as contemplated in this prospectus supplement. Accordingly, no purchaser of the ADSs, other than the underwriters, is authorized to make any further offer of the shares on behalf of us or the underwriters.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in Article 2 of the U.K. Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Switzerland

The ADSs may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the ADSs or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this offering, the Company, the ADSs have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of ADSs will not be supervised by, the Swiss Financial Market Supervisory Authority, or the FINMA, and the offer of ADSs has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of ADSs.

Notice to Prospective Investors in Australia

This prospectus supplement and the accompanying prospectus:

•	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission, or the ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act, or the Exempt Investors.

The ADSs may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the ADSs may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any ADSs may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the ADSs, you represent and warrant to us that you are an Exempt Investor.

As any offer of ADSs under this prospectus supplement and the accompanying prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the ADSs you undertake to us that you will not, for a period of 12 months from the date of issue of the ADSs, offer, transfer, assign or otherwise alienate those ADSs to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Japan

The ADSs have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the ADSs nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Hong Kong

The ADSs have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the ADSs has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Israel

In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase ADSs under the Israeli Securities Law, 5728-1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728-1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. We have not and will not take any action that would require us to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728-1968. We and the underwriters have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our ADSs to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728-1968. In particular, we may request, as a condition to be offered ADSs, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder in connection with the offer to be issued ADSs; (iv) that the ADSs that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728-1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728-1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

LEGAL MATTERS

The validity of the ordinary shares represented by the ADSs offered by this prospectus supplement and certain matters of English law will be passed upon by Cooley (UK) LLP, and certain other matters of U.S. law will be passed upon for us by Cooley LLP, Reston, Virginia. The underwriters are being represented by Goodwin Procter LLP, New York, New York in connection with this offering.

EXPERTS

The consolidated financial statements of Autolus Therapeutics plc appearing in Autolus Therapeutics plc’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022 have been audited by Ernst & Young LLP (PCAOB ID: 01438), independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The registered business address of Ernst & Young LLP is R+ Building, 2 Blagrave Street, Reading RG1 1AZ, United Kingdom.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.

We have historically been subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer, but although we maintain our foreign private issuer status, we have elected to voluntarily file reports with the SEC on the same forms under the Exchange Act as are used by domestic registrants.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. You also may access these filings on our website at www.autolus.com. We do not incorporate the information on our website into this prospectus supplement or the accompanying prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement or the accompanying prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus supplement or the accompanying prospectus).

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

This prospectus supplement and any accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on March 7, 2023;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, filed with the SEC on November 9, 2023;

•

Our Reports on Form 6-K furnished to the SEC on January 23, 2023, March  14, 2023, May  4, 2023, June  6, 2023 (as amended on July  7, 2023), June 20, 2023, July  21, 2023, August 3, 2023, and November 2, 2023;

•

Our Current Reports on Form 8-K filed with the SEC on December 22, 2023, January 10, 2024 (except for the information furnished under Item 7.01 and Exhibit  99.1 thereto), February 8, 2024 (except for the information furnished under Item 7.01 and Exhibit 99.1 thereto, and February 8, 2024 (except for the information furnished under Item 7.01 and Exhibit 99.1 thereto); and

•

The description of our ordinary shares and ADSs contained in our Registration Statement on Form 8-A (File No. 001-38547), as filed with the SEC under Section 12(b) of the Exchange Act on June 19, 2018, including any amendment or report filed for the purpose of updating such description.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

Autolus Therapeutics plc

The MediaWorks

191 Wood Lane

White City

London W12 7FP

United Kingdom

+44 20 3829 6230

You may also access these documents on our website, www.autolus.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS

Ordinary Shares

American Depositary Shares representing Ordinary Shares

Debt Securities

Warrants

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, any combination of the securities described in this prospectus and any prospectus supplement, either individually or in units. We may also offer American Depositary Shares, or ADSs, representing ordinary shares upon conversion of or exchange for the debt securities or upon the exercise of the warrants.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our ADSs are traded on the Nasdaq Global Select Market, or Nasdaq, under the symbol “AUTL.” On February 7, 2024, the closing sale price of our ADSs was $6.32 per ADS on Nasdaq.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 9 of this prospectus under the caption “Risk Factors” and under the caption “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, which are incorporated by reference into this prospectus. We may also include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 8, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended. Under this shelf registration statement, we may, from time to time, offer and sell, either individually or in combination, in one or more offerings, any combination of the securities described in this prospectus. There is no limit on the aggregate amount of the securities that we may offer pursuant to the registration statement of which this prospectus is a part.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectuses that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation by Reference,” before buying any of the securities being offered.

We have not authorized any other person to provide you with any information or to make any representations other than those contained in, or incorporated by reference into, this prospectus, any related prospectus supplement and any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus, any related prospectus supplement and the documents incorporated by reference into this prospectus, any related prospectus supplement and in any free writing prospectuses that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, any related prospectus supplement, the documents incorporated by reference into this prospectus, and any free writing prospectuses that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus captioned “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.”

We are not making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and any related prospectus supplement or free writing prospectuses and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus and any related prospectus supplement or free writing prospectuses must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus and any related prospectus supplement outside the United States. This prospectus and any related prospectus supplement or free writing prospectuses does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus and any related prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We obtained the industry and market data in this prospectus, including the information incorporated by reference herein, from our own research as well as from industry and general publications, surveys and studies conducted by third parties. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus, any related prospectus supplement, documents incorporated by reference into this prospectus and any related or free writing prospectuses. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

This prospectus and any related prospectus supplement, including the information incorporated by reference into this prospectus and any related prospectus supplement, include trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included or incorporated by reference in this prospectus, any related prospectus supplement or any related free writing prospectuses are the property of their respective owners.

Unless otherwise indicated in this prospectus, “Autolus,” “the company,” “our company,” “we,” “us” and “our” refer to Autolus Therapeutics plc and its subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

The forward-looking statements contained in this prospectus and the documents incorporated by reference into this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include, but are not limited to, statements about:

•

the development of our product candidates, including statements regarding the initiation, timing, progress and the results of clinical studies or trials and related preparatory work, the period during which the results of the trials will become available and our research and development programs;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	our ability to advance our product candidates into, and successfully complete, clinical trials;

•

our ability to obtain and maintain regulatory approval of our product candidates in the indications for which we plan to develop them, and any related restrictions, limitations or warnings in the label of an approved drug or therapy;

•

the impacts of public health crises and their effects on our operations and business, including interruption of key clinical trial activities, such as clinical trial site monitoring, access to capital, and potential disruption in the operations and business of third-party manufacturers, clinical sites, contract research organizations, or CROs, other service providers and collaborators with whom we conduct business;

•	our ability to license additional intellectual property relating to our product candidates from third parties and to comply with our existing license agreement;

•	our plans to research, develop, manufacture and commercialize our product candidates;

•	the potential benefits of our product candidates;

•

the timing or likelihood of regulatory filings and approvals for our product candidates, along with regulatory developments in the United States, European Union, the United Kingdom and other foreign countries;

•

the size and growth potential of the markets for our product candidates, if approved, and the rate and degree of market acceptance of our product candidates, including reimbursement that may be received from payors;

•

our need for and ability to obtain additional funding, on favorable terms or at all, including as a result of worsening macroeconomic conditions, including changes inflation and interest rates and unfavorable general market conditions, and the impacts thereon of the war in Ukraine, the conflict between Hamas and Israel, and global geopolitical tension;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our plans to collaborate, or statements regarding our current collaborations;

•	our ability to attract collaborators with development, regulatory and commercialization expertise;

•	our expectations regarding our ability to obtain and maintain intellectual property protection;

•	our ability to identify, recruit and retain qualified employees and key personnel;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

•	the scalability and commercial viability of our manufacturing methods and processes;

•	the success of competing therapies that are or may become available;

•	whether we are classified as a Passive Foreign Investment Company, “PFIC”, for current and future periods;

•	additional costs and expenses related to our decision to voluntarily comply with certain U.S. domestic issuer reporting obligations before we are required to do so;

•	any other factors which may impact our financial results or future trading prices of our American Depositary Shares, or ADSs, and the impact of securities analysts’ reports on these prices; and

•

any other factors discussed under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 20-F or 10-K and in our subsequent Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 20-F or 10-K, as well as any amendments or updates to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference, any prospectus supplement and any free writing prospectus that we may authorize.

You should refer to the important factors in the cautionary statements included in this prospectus and in the other documents incorporated herein for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, applicable regulations or the rules of any stock exchange to which we are subject.

You should read this prospectus, any applicable prospectus supplement, any free writing prospectuses that we may authorize for use in connection with an offering and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent filings with the SEC, including our Annual Reports on Form 10-K or 20-F, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Reports on Form 6-K, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Company Overview

We are a biopharmaceutical company developing next-generation programmed T cell therapies for the treatment of cancer and autoimmune diseases. Using our broad suite of proprietary and modular T cell programming technologies, we are engineering precisely targeted, controlled and highly active T cell therapies that are designed to better recognize target cells, break down their defense mechanisms and attack and kill these cells. We believe our programmed T cell therapies have the potential to be best-in-class and to offer patients substantial benefits over the existing standard of care, including the potential for cure in some patients.

We believe our leadership in T cell programming technologies will provide us with a competitive advantage as we look to develop future generations of T cell therapies targeting hematological cancers, solid tumors and autoimmune disorders, including potential products that could have a tolerability profile such to make them amenable to be used in outpatient settings.

Our current clinical-stage pipeline comprises five programs being developed in seven hematological and solid tumor indications. The U.S. Food and Drug Administration has accepted our Biologics License Application for our lead product candidate, obecabtagene autoleucel (obe-cel), for the treatment of patients with relapsed/refractory adult B-cell acute lymphoblastic leukemia, with a target action date under the Prescription Drug User Free Act (PDUFA) of November 16, 2024. We have worldwide commercial rights to all of our programmed T cell therapies.

Recent Developments

Transition to Voluntary Filer on U.S. Domestic Issuer Forms

Effective November 9, 2023, we have elected to voluntarily file periodic reports, such as annual reports on Form 10-K (including our Annual Report on Form 10-K for the fiscal year ending December 31, 2023), quarterly reports on Form 10-Q, and current reports on Form 8-K on U.S. domestic issuer forms.

We continue to qualify as a “foreign private issuer,” as such term is defined in Rule 3b-4 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, therefore, we are not subject to certain requirements that are imposed upon U.S. domestic issuers by the Securities and Exchange Commission, or the SEC. Further details are set forth in the section of this prospectus entitled “Implications of Being a Foreign Private Issuer.”

Corporate Information

We were incorporated under the laws of England and Wales in February 2018. Our registered office is located at The Mediaworks, 191 Wood Lane, White City, London W12 7FP, United Kingdom and our telephone number is

+44 20 3829 6230. Our website address is www.autolus.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

Implications of Being a Foreign Private Issuer

Although we qualify as a foreign private issuer, we have decided to voluntarily file periodic reports, such as annual reports on Form 10-K (including our Annual Report on Form 10-K for the fiscal year ending December 31, 2023), quarterly reports on Form 10-Q and current reports on Form 8-K on U.S. domestic issuer forms, which are more detailed and extensive in certain respects, and which must be filed more promptly, than the forms currently available to foreign private issuers. Similarly, we have decided to file registration statements, including the registration statement on Form S-3 of which this prospectus forms a part, on U.S. domestic issuer forms. Although we have voluntarily chosen to file registration statements, periodic reports and current reports on U.S. domestic issuer forms, we maintain our status as a foreign private issuer as long as we meet the qualifications for a foreign private issuer under the Exchange Act. Accordingly, as a foreign private issuer, we remain exempt from the U.S. federal proxy rules pursuant to Section 14 of the Exchange Act and Regulations 14A and 14C thereunder, Regulation FD, and our officers, directors, and principal shareholders are not subject to the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The Securities We May Offer

Under this prospectus, we may offer ordinary shares, ADSs representing our ordinary shares, various series of debt securities or warrants to purchase any of such securities, either individually or in units, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any; and

•	conversion or exercise prices, if any.

The prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement or free writing prospectus will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF ANY SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Ordinary Shares and ADSs. At our annual general meeting held on June 28, 2022, our shareholders granted our directors authority to allot shares and grant rights to subscribe for, or convert any security into, shares in the company up to a maximum aggregate nominal amount of $8,400. This authority shall expire (unless previously renewed, varied or revoked) on June 27, 2027. In addition, at our annual general meeting held on June 28, 2022, our shareholders approved the disapplication of statutory preemption rights under section 561(1) of the U.K. Companies Act 2006, or the Companies Act, for the allotment of equity securities for cash up to a maximum aggregate nominal amount of $8,400, which expires (unless previously renewed, varied or revoked) on June 27, 2027.

Our ordinary shares have the rights and restrictions described under the section entitled “Description of Share Capital and Articles of Association—Issued Share Capital.” The following summarizes the rights of holders of our ordinary shares:

•	each holder of our ordinary shares is entitled to one vote per ordinary share on all matters to be voted on by shareholders generally;

•	the holders of our ordinary shares shall be entitled to receive notice of, attend, speak and vote at our general meetings; and

•	the holders of our ordinary shares are entitled to receive such dividends as are recommended by our directors and declared by our shareholders.

We are required by the Companies Act to keep a register of our shareholders. Under English law, our ordinary shares are deemed to be issued when the name of the shareholder is entered in our share register. The share register therefore is prima facie evidence of the identity of our shareholders, and the shares that they hold. The share register generally provides limited, or no, information regarding the ultimate beneficial owners of our ordinary shares. Our share register is maintained by our registrar, Computershare Investor Services plc.

Holders of our ADSs are not treated as our shareholders and their names are therefore not entered in our share register. The depositary, the custodian or their nominees will be the holder of the shares underlying our ADSs. Holders of our ADSs have the right to receive the ordinary shares underlying their ADSs. For additional discussion of our ADSs and ADS holder rights, see the section entitled “Description of American Depositary Shares.”

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our ordinary shares, ADSs or other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of ordinary shares, ordinary shares represented by ADSs, and/or debt securities from time to time in one or more series. We may issue warrants independently or together with ordinary shares, ordinary shares represented by ADSs and debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental warrant agreements and forms of warrant certificates will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, as updated by our subsequent filings including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or in any free writing prospectus that we may authorized to be provided to you in connection with a specific offering, we intend to use any net proceeds from the sale of securities under this prospectus to fund activities relating to the continued clinical development, manufacture or commercialization of our product candidates and for other general corporate purposes, including, but not limited to, working capital, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade and interest-bearing securities.

PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time, and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

ADSs representing our ordinary shares sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on The Nasdaq Global Select Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Global Select Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our ADSs, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

The following describes our issued share capital, summarizes the material provisions of our articles of association and highlights certain differences in corporate law in England and Delaware, in the United States. Please note that this summary is not intended to be exhaustive. For further information, please refer to the full version of our articles of association, which are incorporated by reference herein.

General

We are a public limited company, originally incorporated pursuant to the laws of England and Wales in February 2018 as a private company with limited liability called Autolus Therapeutics Limited. Autolus Limited was originally incorporated under the laws of England and Wales in July 2014. Pursuant to the terms of our corporate reorganization carried out in June 2018, the shareholders of Autolus Limited exchanged each of the shares held by them in Autolus Limited for the same number and class of newly issued shares of Autolus Therapeutics Limited and, as a result, Autolus Limited became a wholly owned subsidiary of Autolus Therapeutics Limited. On June 18, 2018, Autolus Therapeutics Limited re-registered as a public limited company and was renamed Autolus Therapeutics plc. On June 22, 2018, our outstanding preferred and ordinary shares were converted into a single class of ordinary shares and various classes of deferred shares, and we completed our initial public offering of ADSs on the Nasdaq Global Select Market.

We are registered with the Registrar of Companies in England and Wales under number 11185179, and our registered office is at The Mediaworks, 191 Wood Lane, White City, London W12 7FP, United Kingdom.

Issued Share Capital

We may issue ordinary shares from time to time. At our annual general meeting held on June 28, 2022, our shareholders authorized the board of directors, generally and unconditionally for the purpose of Section 551 of the Companies Act, to allot new ordinary shares in the company up to a maximum aggregate nominal amount of $8,400. This authority runs for five years and will expire on June 27, 2027. In addition, statutory preemption rights under Section 561(1) of the Companies Act have been disapplied in respect of new ordinary shares issued for cash pursuant to such authorities.

As of September 30, 2023, our issued capital share consisted of (i) 173,936,794 ordinary shares, with a nominal value of $0.000042 per share, (ii) 34,425 deferred shares, with a nominal value of £0.00001 per share, (iii) 88,893,548 B deferred shares, with a nominal value of £0.00099 per share and (iv) 1 C deferred share, with a nominal value of £0.000008. Each issued share has been fully paid.

Ordinary Shares

Our ordinary shares have the rights and restrictions described in “—Key Provisions of Our Articles of Association” below. The following summarizes the rights of holders of our ordinary shares:

•	each holder of our ordinary shares is entitled to one vote per ordinary share on all matters to be voted on by shareholders generally;

•	the holders of the ordinary shares shall be entitled to receive notice of, attend, speak and vote at our general meetings; and

•	holders of our ordinary shares are entitled to receive such dividends as are recommended by our directors and declared by our shareholders.

Registered Shares

We are required by the Companies Act to keep a register of our shareholders. Under English law, the shares are deemed to be issued when the name of the shareholder is entered in our register of members. The register of members therefore is prima facie evidence of the identity of our shareholders, and the shares that they hold. The register of members generally provides limited, or no, information regarding the ultimate beneficial owners of our ordinary shares. Our register of members is maintained by our registrar, Computershare Investor Services plc.

Holders of our ADSs will not be treated as our shareholders and their names will therefore not be entered in our share register. The Depositary, the custodian or their nominees will be the holder of the ordinary shares underlying our ADSs. Holders of our ADSs have a right to receive the ordinary shares underlying their ADSs. For discussion on our ADSs and ADS holder rights, see “Description of American Depositary Shares” in this prospectus.

Under the Companies Act, we must enter an allotment of shares in our register of members as soon as practicable and in any event within two months of the allotment. We will perform all procedures necessary to update the register of members to reflect the shares being allotted and issued in any offering of securities registered under this Registration Statement. We also are required by the Companies Act to register a transfer of shares (or give the transferee notice of and reasons for refusal as the transferee may reasonably request) as soon as practicable and in any event within two months of receiving notice of the transfer.

We, any of our shareholders or any other affected person may apply to the court for rectification of the register of members if:

•	the name of any person, without sufficient cause, is wrongly entered in or omitted from our register of members; or

•

there is a default or unnecessary delay in entering on the register the fact of any person having ceased to be a member or on which we have a lien, provided that such delay does not prevent dealings in the shares taking place on an open and proper basis.

Registration Rights

We and the holders of certain of our ordinary shares are parties to a registration rights agreement that provides the following registration rights, which have been waived in connection with the registration, offer and sale of securities registered under this Registration Statement:

•

Demand Registration on Form S-3 or F-3 – each holder shall be entitled to unlimited demand registrations on Form S-3 or F-3, if we are eligible to register shares on Form S-3 or F-3, provided that these demand registration rights may only be exercised by holders who hold, in the aggregate, not less than 10% of the aggregate number of shares then outstanding and held by all holders who are party to the agreement. These demand registration rights may not be exercised more than twice in any twelve-month period.

•

Piggyback Registration – each holder shall be entitled to piggyback registration rights, subject, in the case of an underwritten offering, to customary reductions by the underwriter, provided that the aggregate number of securities of the holders included in the registration may not be reduced to less than 30% of the total number of securities registered.

•

Expenses – We will pay all registration expenses relating to the exercise of the registration rights above, including the reasonable fees and expenses of legal counsel to the participating holders up to a maximum of $50,000 in the aggregate per registration.

Preemptive Rights

English law generally provides shareholders with statutory preemptive rights when new shares are issued for cash; however, it is possible for the articles of association, or shareholders by way of a special resolution at a general meeting, to disapply preemptive rights. Such a disapplication of preemptive rights may be for a maximum period of up to five years from the date of adoption of the articles of association, if the disapplication is contained in the articles of association, or from the date of the shareholder special resolution, if the disapplication is by shareholder special resolution. In either case, this disapplication would need to be renewed by our shareholders upon its expiration (i.e., at least every five years).

At our annual general meeting held on June 28, 2022, our shareholders approved the disapplication of statutory preemption rights under section 561(1) of the Companies Act for the allotment of equity securities for cash up to a maximum aggregate nominal amount of $8,400, which expires (unless previously renewed, varied or revoked) on June 27, 2027. This disapplication will need to be renewed upon expiration (i.e., at least every five years) to remain effective, but may be sought more frequently for additional five-year terms (or any shorter period). As such, preemptive rights for the allotment of ordinary shares in connection with the registration, offer and sale of securities registered under this Registration Statement have been disapplied, subject to the maximum amount specified.

Purchase of Own Shares

English law permits a public limited company to purchase its own shares out of the distributable profits of the company or the proceeds of a fresh issue of shares made for the purpose of financing the purchase, subject to complying with procedural requirements under the Companies Act and provided that its articles of association do not prohibit it from doing so. Our articles of association, a summary of which is provided below, do not prohibit us from purchasing our own shares. A public limited company must not purchase its own shares if, as a result of the purchase, there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares. Shares must be fully paid to be repurchased.

Any such purchase will be either a “market purchase” or “off market purchase,” each as defined in the Companies Act. A “market purchase” is a purchase made on a “recognized investment exchange” (other than an overseas exchange) as defined in the UK Financial Services and Markets Act 2000, or FSMA. An “off market purchase” is a purchase that is not made on a “recognized investment exchange.” Both “market purchases” and “off market purchases” require prior shareholder approval by way of an ordinary resolution. In the case of an “off market purchase,” a company’s shareholders, other than the shareholders from whom the company is purchasing shares, must approve the terms of the contract to purchase shares and in the case of a “market purchase,” the shareholders must approve the maximum number of shares that can be purchased and the maximum and minimum prices to be paid by the company. Both resolutions authorizing “market purchases” and “off-market purchases” must specify a date, not being later than the five years after the passing of the resolution, on which the authority to purchase is to expire.

The Nasdaq Global Select Market is an “overseas exchange” for the purposes of the Companies Act and does not fall within the definition of a “recognized investment exchange” for the purposes of FSMA and any purchase made by us would need to comply with the procedural requirements under the Companies Act that regulate “off market purchases.”

A share buy-back by a company of its shares will give rise to U.K. stamp duty reserve tax and stamp duty at the rate of 0.5% of the amount or value of the consideration payable by the company (rounded up to the next £5.00), and such stamp duty reserve tax or stamp duty will be paid by the company. The charge to stamp duty reserve tax will be cancelled or, if already paid, repaid (generally with interest), where a transfer instrument for stamp duty purposes has been duly stamped within six years of the charge arising (either by paying the stamp duty or by claiming an appropriate relief) or if the instrument is otherwise exempt from stamp duty.

Distributions and Dividends

Under the Companies Act, before a company can lawfully make a distribution or dividend, it must ensure that it has sufficient distributable reserves, as determined on a non-consolidated basis. The basic rule is that a company’s profits available for the purpose of making a distribution are its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. The requirement to have sufficient distributable reserves before a distribution or dividend can be paid applies to us and to each of our subsidiaries that has been incorporated under English law. As a public company, it will not be sufficient that we have made a distributable profit for the purpose of making a distribution. An additional capital maintenance requirement will be imposed on us to ensure that the net worth of the company is at least equal to the amount of its capital. A public company can only make a distribution:

•

if, at the time that the distribution is made, the amount of its net assets (that is, the total excess of assets over liabilities) is not less than the total of its called up share capital and undistributable reserves; and

•	if, and to the extent that, the distribution itself, at the time that it is made, does not reduce the amount of its net assets to less than that total.

Disclosure of Interest in Shares

Pursuant to Part 22 of the Companies Act, we are empowered by notice in writing to any person whom we know or have reasonable cause to believe to be interested in our shares, or at any time during the three years immediately preceding the date on which the notice is issued has been so interested, within a reasonable time to disclose to us particulars of that person’s interest and, so far as is within his or her knowledge, particulars of any other interest that subsists or subsisted in those shares.

Under our articles of association, if a person defaults in supplying us with the required particulars in relation to the shares in question, or default shares within the prescribed period, unless our board of directors determines otherwise:

•

the member shall not be entitled in respect of the default shares to be present or to vote (either in person or by representative or proxy) at any general meeting or separate meeting of the holders of any class of shares or to exercise any other right conferred by membership in relation to any such meeting; and

•

where the default shares represent at least 0.25% in nominal value of the issued shares of their class (calculated exclusive of any shares held as treasury shares): (a) any dividend or other money payable in respect of the default shares shall be withheld by us without liability to pay interest and the relevant shareholder shall not be entitled to elect to receive shares instead of that dividend, and(b) no transfer, other than an excepted transfer, by the relevant shareholder of any default shares may be registered, unless the shareholder himself or herself is not in default of supplying the required information and the shareholder proves to the satisfaction of the board of directors that no person in default as regards to supplying such information is interested in any of the shares that are subject of the transfer.

We may also require conversion into certificated form any Shares held by the relevant shareholder in uncertificated form.

Key Provisions of Our Articles of Association

The following is a summary of certain key provisions of our articles of association, which were adopted by a special resolution of our shareholders passed on June 15, 2018. Please note that this is only a summary and is not intended to be exhaustive. For further information please refer to the full version of our articles of association, which is included as an exhibit to the registration statement of which this prospectus forms a part.

The articles of association contain no specific restrictions on our purpose and therefore, by virtue of section 31(1) of the Companies Act, our purpose is unrestricted.

The articles of association contain, among other things, provisions to the following effect:

Share Capital

Our share capital currently consists of ordinary shares, deferred shares, B deferred shares and C deferred shares. Subject to the Companies Act and any rights attaching to the shares already in issue, we may issue shares with such rights or restrictions as may be determined by ordinary resolution, or if no ordinary resolution has been passed or so far as the resolution does not make specific provision, as determined by the board of directors, including shares which are to be redeemed, or are liable to be redeemed at our option or the option of the holder of such shares.

Voting

Holders of ordinary shares have the right to receive notice of, and to vote at, our general meetings. Any resolution put to the vote of a general meeting must be decided exclusively on a poll. Each shareholder who is present in person (or, being a corporation, by representative) or by proxy has one vote in respect of every share held by him.

Variation of Rights

Subject to the Companies Act, the rights attached to any class of shares may be varied or abrogated (i) with the consent in writing of the holders of not less than three-quarters in nominal value of the issued shares of that class, (ii) with the authority of a special resolution passed at a separate meeting of the holders of the shares of that class or (iii) in any other way as expressly provided for in relation to such rights.

Dividends

We may, subject to the provisions of the Companies Act and our articles of association, by ordinary resolution from time to time declare dividends to be paid to shareholders not exceeding the amount recommended by our board of directors. Subject to the provisions of the Companies Act, in the discretion of board of directors, on the basis that our profits justify such payments, the board of directors may pay interim dividends on any class of our shares provided that no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears.

Any dividend unclaimed after a period of 12 years from the date such dividend was declared or became payable shall, if the board of directors so resolve, be forfeited, cease to remain owing and shall revert to us. No dividend or other moneys payable on or in respect of a share shall bear interest as against us.

Transfer of Ordinary Shares

Each member may transfer all or any of his shares which are in certificated form by means of an instrument of transfer in writing in any usual form or in any other form which the board of directors may approve.

The board of directors may, in its absolute discretion, refuse to register a transfer of certificated shares unless:

(i)	it is for a share which is fully paid up;

(ii)	it is for a share upon which the company has no lien;

(iii)	it is only for one class of share;

(iv)	it is in favor of a single transferee or no more than four joint transferees;

(v)	it is duly stamped or is duly certificated or otherwise shown to the satisfaction of the board of directors to be exempt from stamp duty; and

(vi)

it is delivered for registration to the registered office of the company (or such other place as the board of directors may determine), accompanied (except in the case of a transfer by a person to whom the company is not required by law to issue a certificate and to whom a certificate has not been issued or in the case of a renunciation) by the certificate for the shares to which it relates and such other evidence as the board of directors may reasonably require to prove the title of the transferor (or person renouncing) and the due execution of the transfer or renunciation by him or, if the transfer or renunciation is executed by some other person on his behalf, the authority of that person to do so.

Allotment of Shares and Preemption Rights

In accordance with section 551 of the Companies Act, the board of directors may be generally and unconditionally authorized to exercise for each prescribed period all the powers of the company to allot shares up to an aggregate nominal amount equal to the amount stated in the relevant ordinary resolution authorizing such allotment. The authorities referred to above were granted by our shareholders at our annual general meeting held on June 28, 2022 up to a maximum aggregate nominal amount of $8,400,which remain in force at the date of this prospectus and shall expire (unless previously renewed, varied or revoked) on June 27, 2027.

The provisions of section 561 of the Companies Act (which confer on shareholders rights of preemption in respect of the allotment of equity securities which are paid up in cash) apply to the company except to the extent disapplied by special resolution of the shareholders of the company, or in the company’s articles of association. Such preemption rights have been disapplied by special resolution of the shareholders passed at our annual general meeting held on June 28, 2022 up to a maximum aggregate nominal amount of $8,400, which shall expire (unless previously renewed, varied or revoked) on June 27, 2027.

Alteration of Share Capital

In accordance with the Companies Act, the company may by ordinary resolution consolidate its share capital into shares of larger nominal value than its existing shares, or sub-divide its shares into shares of a smaller amount than the existing shares, and may in each case determine that the shares resulting from such sub-division or share consolidation may have a preference or advantage or be subject to a particular restriction.

The company may, in accordance with the Companies Act, reduce or cancel its share capital or any capital redemption reserve or share premium account in any manner and with and subject to any conditions, authorities and consents required by law.

Board of Directors

Unless otherwise determined by the company by ordinary resolution, the number of directors (other than any alternate directors) shall not be less than two and not more than 15.

Subject to the articles of association and the Companies Act, the company may by ordinary resolution appoint a person who is willing to act as a director and the board of directors shall have power at any time to appoint any person who is willing to act as a director, in both cases either to fill a vacancy or as an addition to the existing board of directors, provided the total number of directors shall not exceed the maximum number of 15.

Our articles of association provide that our board of directors is divided into three classes, each of which will consist, as nearly as possible, of one-third of the total number of directors constituting our entire board and which will serve staggered three-year terms. At each annual general meeting, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

At each succeeding annual general meeting of the Company following the third annual general meeting of the company following the listing of our ADSs on the Nasdaq Global Select Market, directors shall be elected to serve for a term of three years to succeed the directors of the class whose terms expire at such annual general meeting. Subject to the provisions of the articles of association, the board of directors may regulate their proceedings as they deem appropriate. A director may, and the secretary at the request of a director shall, call a meeting of the directors.

The quorum for a meeting of the board of directors may be determined by the board and until otherwise determined, it is set at two directors.

Questions and matters requiring resolution arising at a meeting shall be decided by a majority of votes of the participating directors, with each director having one vote. In the case of an equality of votes, the chairman will have a casting vote or second vote, unless he or she is not entitled to vote on the resolution in question.

Directors shall be entitled to receive such remuneration as the board shall determine for their services to the company as directors, and for any other service which they undertake for the company provided that the aggregate fees payable to the directors must not exceed $2,500,000 per annum or such higher amount as may from time to time be decided by ordinary resolution. The directors shall also be entitled to be paid all reasonable expenses properly incurred by them in connection with their attendance at meetings of shareholders or class meetings, board of director or committee meetings or otherwise in connection with the exercise of their powers and the discharge of their responsibilities in relation to the company.

The board of directors may, in accordance with the requirements in the articles of association, authorize any matter proposed to them by any director which would, if not authorized, involve a director breaching their duty under the Companies Act, to avoid conflicts of interests.

A director seeking authorization in respect of such conflict shall declare to the board of directors the nature and extent of his interest in a conflict as soon as is reasonably practicable. The director shall provide the board with such details of the matter as are necessary for the board to decide how to address the conflict together with such additional information as may be requested by the board.

Any authorization by the board of directors will be effective only if:

(i)

to the extent permitted by the Companies Act, the matter in question shall have been proposed by any director for consideration in the same way that any other matter may be proposed to the directors under the provisions of the articles of association;

(ii)	any requirement as to the quorum for consideration of the relevant matter is met without counting the conflicted director and any other conflicted director; and

(iii)	the matter is agreed to without the conflicted director voting or would be agreed to if the conflicted director’s and any other interested director’s vote is not counted.

Subject to the provisions of the Companies Act, every director, secretary or other officer of the company (other than an auditor) is entitled to be indemnified against all losses and liabilities incurred in connection with his or her duties and powers.

General Meetings

The company must convene and hold annual general meetings once a year in accordance with the Companies Act. Under the Companies Act, an annual general meeting must be called by notice of at least 21 days.

No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the choice or appointment of a chairman of the meeting which shall not be treated as part of the business of the meeting. Unless otherwise provided by the articles of association, two shareholders present in person or by proxy and entitled to vote shall be a quorum for all purposes.

Borrowing Powers

Subject to the articles of association and the Companies Act, the board of directors may exercise all of the powers of the company to:

(a)	borrow money;

(b)	indemnify and guarantee;

(c)	mortgage or charge the assets of the company;

(d)	create and issue debentures and other securities; and

(e)	give security either outright or as collateral security for any debt, liability or obligation of the company or of any third party.

The board of directors can restrict the borrowings of the company and exercise all voting and other rights or powers of control exercisable by the company in relation to its subsidiary undertakings so as to secure that the aggregate of the amounts borrowed shall not without the previous sanction of an ordinary resolution of the company exceed an amount equal to $400,000,000.

Capitalization of Profits

The directors may, if they are so authorized by an ordinary resolution of the shareholders, decide to capitalize any undivided profits of the company not required for paying any preferential dividend (whether or not they are available for distribution), or any sum standing to the credit of any reserve or fund of the Company which is available distribution or standing to the credit of the company’s share premium account, capital redemption reserve or any other undistributable reserve. The directors may also, subject to the aforementioned ordinary resolution, appropriate any sum which they so decide to capitalize to the persons who would have been entitled to it if it were distributed by way of dividend and in the same proportions.

Uncertificated Shares

Subject to the Companies Act, the board of directors may permit title to shares of any class to be issued or held otherwise than by a certificate and to be transferred by means of a “relevant system” (e.g., DTC) without a certificate.

Choice of Forum

Our articles of association provide that the U.S. federal district courts will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Apart from any cause of action arising under the Securities Act, by subscribing for or acquiring shares, shareholders submit all disputes between them and the Company or the board of directors to the exclusive jurisdiction of the English courts.

Other Relevant United Kingdom Laws and Regulations

Mandatory Bid

(i)

The City Code on Takeovers and Merger, or the Takeover Code does not currently apply to the company. However if the company were to become subject to the Takeover Code in the future, the following provisions will apply. Under Rule 9 of the Takeover Code, where:

a.	any person, together with persons acting in concert with him, acquires, whether by a series of transactions over a period of time or not, an interest in shares which (taken together with shares in which he is already interested, and in which persons acting in concert with him are interested) carry 30% or more of the voting rights of a company; or

b.

any person who, together with persons acting in concert with him, is interested in shares which in the aggregate carry not less than 30% of the voting rights of a company but does not hold shares carrying more than 50% of such voting rights and such person, or any person acting in concert with him, acquires an interest in any other shares which increases the percentage of shares carrying voting rights in which he is interested; such person shall, except in limited circumstances, be obliged to extend offers, on the basis set out in Rules 9.3, 9.4 and 9.5 of the Takeover Code, to the holders of any class of equity share capital, whether voting or non-voting, and also to the holders of any other class of transferable securities carrying voting rights. Offers for different classes of equity share capital must be comparable; the Takeover Panel should be consulted in advance in such cases.

(ii)

An offer under Rule 9 of the Takeover Code must be in cash and at a price not less than the highest price paid for any interests in the shares by the person required to make an offer or any person acting in concert with him during the 12 months prior to the announcement of the offer.

(iii)

Under the Takeover Code, a “concert party” arises where persons acting together pursuant to an agreement or understanding (whether formal or informal and whether or not in writing) actively cooperate, through the acquisition by them of an interest in shares in a company, to obtain or consolidate control of the company. “Control” means holding, or aggregate holdings, of an interest in shares carrying 30% or more of the voting rights of the company, irrespective of whether the holding or holdings give de facto control.

Squeeze-out

(i)

Under sections 979 to 982 of the Companies Act, if an offeror were to acquire, or unconditionally contract to acquire, not less than 90% in value of the ordinary shares of the company and 90% of the voting rights carried by the ordinary shares of the company, it could then compulsorily acquire the remaining 10%. It would do so by sending a notice to outstanding shareholders telling them that it will compulsorily acquire their shares, provided that no such notice may be served after the end of: (a) the period of three months beginning with the day after the last day on which the offer can be accepted; or (b) if earlier, and the offer is not one to which section 943(1) of the Companies Act applies, the period of six months beginning with the date of the offer.

(ii)

Six weeks following service of the notice, the offeror must send a copy of it to the company together with the consideration for the ordinary shares to which the notice relates, and an instrument of transfer executed on behalf of the outstanding shareholder(s) by a person appointed by the offeror.

(iii)	The company will hold the consideration on trust for the outstanding shareholders.

Sell-out

(i)

Sections 983 to 985 of the Companies Act also give minority shareholders in the company a right to be bought out in certain circumstances by an offeror who has made a takeover offer. If a takeover offer relating to all the ordinary shares of the company is made at any time before the end of the period within which the offer could be accepted and the offeror held or had unconditionally agreed to acquire not less than 90% in value of the voting shares and not less than 90% of the voting rights carried by those shares, any holder of shares to which the offer related who had not accepted the offer could by a written communication to the offeror require it to acquire those shares. The offeror is required to give any shareholder notice of his right to be bought out within one month of that right arising. The offeror may impose a time limit on the rights of minority shareholders to be bought out, but that period cannot end less than three months after the end of the acceptance period, or, if longer a period of three months from the date of the notice.

(ii)	If a shareholder exercises his rights, the offeror is bound to acquire those shares on the terms of the offer or on such other terms as may be agreed.

Differences in Corporate Law

The applicable provisions of the Companies Act differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Companies Act applicable to us and the General Corporation Law of the State of Delaware relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and English law.

	ENGLAND	DELAWARE
Number of Directors	Under the Companies Act, a public limited company must have at least two directors and the number of directors may be fixed by or in the manner provided in a company’s articles of association.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.

Removal of Directors	Under the Companies Act, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided 28 clear days’ notice of the resolution has been given to the company and its shareholders. On receipt of notice of an intended resolution to remove a director, the company must forthwith send a copy of the notice to the director concerned. Certain other procedural requirements under the Companies Act must also be followed, such as allowing the director to make representations against his or her removal either at the meeting or in writing.	Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, stockholders may effect such removal only for cause, or (ii) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.

Vacancies on the Board of Directors	Under English law, the procedure by which directors, other than a company’s initial directors, are appointed is generally set out in a company’s articles of association, provided that where two or more persons are appointed as directors of a public limited company by	Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (i) otherwise provided in the certificate of incorporation or

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	resolution of the shareholders, resolutions appointing each director must be voted on individually.	bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Annual General Meeting	Under the Companies Act, a public limited company must hold an annual general meeting in each six-month period following the company’s annual accounting reference date.	Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.

General Meeting	Under the Companies Act, a general meeting of the shareholders of a public limited company may be called by the directors. Shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings (excluding any paid up capital held as treasury shares) can require the directors to call a general meeting and, if the directors fail to do so within a certain period, may themselves convene a general meeting.	Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

Notice of General Meetings	Under the Companies Act, at least 21 clear days’ notice must be given for an annual general meeting and any resolutions to be proposed at the meeting. Subject to a company’s articles of association providing for a longer period, at least 14 clear days’ Notice is required for any other general meeting of a public limited company. In addition, certain matters, such as the removal of directors or auditors, require special notice, which is 28 clear days’ notice. The shareholders of a company may in all cases consent to a shorter notice period, the proportion of	Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour and purpose or purposes of the meeting.

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shareholders’ consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.

Quorum	Subject to the provisions of a company’s articles of association, the Companies Act provides that two shareholders present at a meeting (in person, by proxy or authorized representative under the Companies Act) shall constitute a quorum for companies with more than one member.	The certificate of incorporation or bylaws may specify the number of shares, the holders of which shall be present or represented by proxy at any meeting in order to constitute a quorum, but in no event shall a quorum consist of less than one third of the shares entitled to vote at the meeting. In the absence of such specification in the certificate of incorporation or bylaws, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders.

Proxy	Under the Companies Act, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.	Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Preemptive Rights	Under the Companies Act, “equity securities,” being (i) shares in the company other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution, referred to as “ordinary shares,” or (ii) rights to subscribe for, or to convert	Under Delaware law, shareholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

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securities into, ordinary shares, proposed to be allotted for cash must be offered first to the existing equity shareholders in the company in proportion to the respective nominal value of their holdings, unless an exception applies or a special resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise in each case in accordance with the provisions of the Companies Act.

Authority to Allot	Under the Companies Act, the directors of a company must not allot shares or grant rights to subscribe for or convert any security into shares unless an exception applies or an ordinary resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise, in each case in accordance with the provisions of the Companies Act.	Under Delaware law, if the corporation’s charter or certificate of incorporation so provides, the board of directors has the power to authorize the issuance of stock. The board may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation or any combination thereof. It may determine the amount of such consideration by approving a formula. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration is conclusive.

Liability of Directors and Officers

Under the Companies Act, any provision, whether contained in a company’s articles of association or any contract or otherwise, that purports to exempt a director of a company, to any extent, from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company, is void.

Any provision by which a company directly or indirectly provides an indemnity, to any extent, for a director of the company or of an associated company against any liability

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

•  any breach of the director’s duty of loyalty to the corporation or its stockholders;

•  acts or omissions not in good faith or that involve

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attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is also void except as permitted by the Companies Act, which provides exceptions for the company to (i) purchase and maintain insurance against such liability; (ii) provide a “qualifying third party indemnity,” or an indemnity against liability incurred by the director to a person other than the company or an associated company or criminal proceedings in which he is convicted; and (iii) provide a “qualifying pension scheme indemnity,” or an indemnity against liability incurred in connection with the company’s activities as trustee of an occupational pension plan.

intentional misconduct or a knowing violation of law;

•  intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

•  any transaction from which the director derives an improper personal benefit.

Voting Rights	Under English law, unless a poll is demanded by the shareholders of a company or is required by the chairman of the meeting or the company’s articles of association, shareholders shall vote on all resolutions on a show of hands. Under the Companies Act, a poll may be demanded by (i) not fewer than five shareholders having the right to vote on the resolution; (ii) any shareholder(s) representing not less than 10% of the total voting rights of all the shareholders having the right to vote on the resolution (excluding any voting rights attaching to treasury shares); or (iii) any shareholder(s) holding shares in the company conferring a right to vote on the resolution (excluding any voting rights attaching to treasury shares) being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right. A	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

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company’s articles of association may provide more extensive rights for shareholders to call a poll. Under English law, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present, in person or by proxy, who, being entitled to vote, vote on the resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present, in person or by proxy, at the meeting. If a poll is demanded, a special resolution is passed if it is approved by holders representing not less than 75% of the total voting rights of shareholders in person or by proxy who, being entitled to vote, vote on the resolution.

Shareholder Vote on Certain Transactions

The Companies Act provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors and used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers. These arrangements require:

•  the approval at a shareholders’ or creditors’ meeting convened by order of the court, of a majority in number of shareholders or creditors representing 75% in value of the capital held by, or debt owed to, the class of shareholders or creditors, or class thereof present and

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

•  the approval of the board of directors; and

•  the approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock

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	voting, either in person or by proxy; and • the approval of the court.	of the corporation entitled to vote on the matter.

Standard of Conduct for Directors

Under English law, a director owes various statutory and fiduciary duties to the company, including:

•  to act in the way he considers, in good faith, would be most likely to promote the success of the company for the benefit of its members as a whole, and in doing so have regard (amongst other matters) to: (i) the likely consequences of any decision in the long-term, (ii) the interests of the company’s employees, (iii) the need to foster the company’s business relationships with suppliers, customers and others, (iv) the impact of the company’s operations on the community and the environment, (v) the desirability to maintain a reputation for high standards of business conduct, and (vi) the need to act fairly as between members of the company;

•  to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with the interests of the company;

•  to act in accordance with the company’s constitution and only exercise his powers for the purposes for which they are conferred;

•  to exercise independent judgment;

•  to exercise reasonable care, skill and diligence;

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders. Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director acts in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat

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•  not to accept benefits from a third party conferred by reason of his being a director or doing, or not doing, anything as a director; and

•  to declare any interest that he has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the company.

a threatened change in control of the corporation.

In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.

Shareholder Litigation	Under English law, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company’s internal management. Notwithstanding this general position, the Companies Act provides that (i) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company) in respect of a cause of action arising from a director’s negligence, default, breach of duty or breach of trust and (ii) a shareholder may bring a claim for a court order where the company’s affairs have been or are being conducted in a manner that is unfairly prejudicial to some of its shareholders.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

•  state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiff’s shares thereafter devolved on the plaintiff by operation of law; and

•  allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

•  state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Transfer Agent and Registrar of Shares

Our share register is maintained by Computershare Investor Services plc. The share register reflects only record owners of our ordinary shares. Holders of our ADSs are not treated as our shareholders and their names are therefore not entered in our share register. The depositary, the custodian or their nominees are the holders of the ordinary shares underlying our ADSs. Holders of our ADSs have a right to receive the ordinary shares underlying their ADSs. For a discussion on our ADSs and ADS holder rights, see “Description of American Depositary Shares” in this prospectus.

Nasdaq Global Select Market Listing

Our ADSs are listed on The Nasdaq Global Select Market under the trading symbol “AUTL.”

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Citibank, N.A., or Citibank, is the depositary for the ADSs representing our ordinary shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. ADSs represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as American Depositary Receipts, or ADRs. The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A., London Branch located at Citigroup Centre, Canary Wharf, London, E14 5LB, United Kingdom.

We have appointed Citibank as depositary pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a registration statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC’s website (www.sec.gov). Please refer to registration number 333-224837 when retrieving such copy. The portions of this summary description that are italicized describes matters that may be relevant to the ownership of ADSs but may not be contained in the deposit agreement.

We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs has been determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety.

Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, one ordinary share that is on deposit with the depositary and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary may agree to change the ADS-to-share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary, and the depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as an owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of ordinary shares will continue to be governed by the laws of England and Wales, which may be different from the laws in the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. None of the depositary, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

The manner in which you own the ADSs (e.g., in a brokerage account versus a registered holder, or as a holder of certificated versus uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the depositary’s services are made available to you.

As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary will hold on your behalf the shareholder rights attached to the ordinary shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the ordinary shares represented by your ADSs through the depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary (commonly referred to as the direct registration system or DRS). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary to the holders of the ADSs. The direct registration system includes automated transfers between the depositary and The Depository Trust Company, or DTC, the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC, which nominee will be the only “holder” of such ADSs for purposes of the deposit agreement and any applicable ADR. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.

The registration of the ordinary shares in the name of the depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary or the custodian the record ownership in the applicable ordinary shares with the beneficial ownership rights and interests in such ordinary shares being at all times vested with the beneficial owners of the ADSs representing the ordinary shares. The depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

Dividends and Other Distributions

As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction the applicable fees, taxes and expenses.

Distributions of Cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of England and Wales.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Shares

Whenever we make a free distribution of ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to holders new ADSs representing the ordinary shares deposited or modify the ADS-to-ordinary shares ratio, in which case each ADS you hold will represent rights and interests in the additional ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-ordinary shares ratio upon a distribution of ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new ordinary shares so distributed.

No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever we intend to distribute rights to subscribe for additional ordinary shares, we will give prior notice to the depositary and we will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional ADSs to holders.

The depositary will establish procedures to distribute rights to subscribe for additional ADSs to holders and to enable such holders to exercise such rights we shall have timely requested such rights by made available shareholders of ADSs, if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to subscribe for new ordinary shares than in the form of ADSs.

The depositary will not distribute the rights to you if:

•	we do not timely request that the rights be distributed to you or we request that the rights not be distributed to you;

•	we fail to deliver satisfactory documents to the depositary; or

•	it is not reasonably practicable to distribute the rights.

The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary in determining whether such distribution is lawful and reasonably practicable.

The depositary will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in England and Wales would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

Whenever we intend to distribute property other than cash, ordinary shares or rights to purchase additional ordinary shares, we will notify the depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary in determining whether such distribution to holders is lawful and reasonably practicable.

If it is reasonably practicable to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.

The depositary will not distribute the property to you and will sell the property if:

•	we do not request that the property be distributed to you or if we ask that the property not be distributed to you;

•	we do not deliver satisfactory documents to the depositary; or

•	the depositary determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary will provide notice of the redemption to the holders.

The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine.

Changes Affecting Ordinary Shares

The ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets of the company.

If any such change were to occur, your ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the ordinary shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable registration statement on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the ordinary shares. If the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs Upon Deposit of Ordinary Shares

Any ordinary shares being offered pursuant to this prospectus will be deposited by us with the custodian. Upon receipt of confirmation of such deposit, the depositary will issue ADSs pursuant to our instruction.

The depositary may create ADSs on your behalf if you or your broker deposit ordinary shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the ordinary shares to the custodian and provide such documentation as may be required pursuant to the deposit agreement. Your ability to deposit ordinary shares and receive ADSs may be limited by the legal considerations under the laws of the United States and England and Wales applicable at the time of deposit.

The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the ordinary shares have been duly transferred to the custodian. The depositary will only issue ADSs in whole numbers.

When you make a deposit of ordinary shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:

•	the ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained;

•	all preemptive (and similar) rights, if any, with respect to such ordinary shares have been validly waived, disapplied or exercised;

•	you are duly authorized to deposit the ordinary shares;

•

the ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement);

•	the ordinary shares presented for deposit have not been stripped of any rights or entitlements; and

•	the deposit of shares does not violate any applicable provision of English law.

If any of the representations or warranties are incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs

As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary and also must:

•	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

•	provide such proof of identity and genuineness of signatures as the depositary deems appropriate;

•	provide any transfer stamps required by the State of New York or the United States; and

•	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Ordinary Shares Upon Cancellation of ADSs

As a holder of ADSs, you will be entitled to present your ADSs to the depositary for cancellation and then receive the corresponding number of underlying ordinary shares at the custodian’s offices. Your ability to withdraw the ordinary shares held in respect of the ADSs may be limited by legal considerations under the laws of the United States and England and Wales applicable at the time of withdrawal. In order to withdraw the ordinary shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the ordinary shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the ordinary shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except as a result of:

•

temporary delays that may arise because (i) the transfer books for the ordinary shares or ADSs are closed, or (ii) ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends;

•	obligations to pay fees, taxes and similar charges;

•	restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit; and/or

•	other circumstances specifically contemplated by Section I.A.(I) of the General Instruction to Form F-6 (as such General Instructions may be amended from time to time).

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

As a holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described in the section titled “Description of Share Capital and Articles of Association – Key Provisions of Our Articles of Association” in this prospectus.

At our request, the depositary will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary to exercise the voting rights of the securities represented by ADSs. In lieu of distributing such materials, the depositary may distribute to holders of ADSs instructions on how to retrieve such materials upon request.

If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote (or cause the custodian to vote) the securities (in person or by proxy) represented by the holder’s ADSs as follows: the depositary will vote (or cause the custodian to vote) the securities represented by ADSs in accordance with the voting instructions received from the holders of ADSs. If the depositary does not receive timely voting instructions from a holder of ADSs as of the applicable ADS record date on or before the date established by the depositary for such purpose, such holder will be deemed, and the depositary will deem such holder, to have instructed the depositary to give a discretionary proxy to a person designated by us to vote the securities represented by ADSs; provided, however, that no such discretionary proxy will be given by the depositary with respect to any matter to be voted upon as to which we inform the depositary that (a) we do not wish such proxy to be given, (b) substantial opposition exists or (c) the rights of holders of securities represented by ADSs may be adversely affected.

Securities for which no voting instructions have been received will not be voted (except as otherwise contemplated in the deposit agreement). Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner.

Fees and Charges

As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

SERVICE	FEE

Issuance of ADSs (e.g., an issuance of ADS upon a deposit of ordinary shares or upon a change in the ADS(s)-to-ordinary shares ratio), excluding ADS issuances as a result of distributions of ordinary shares

Up to $0.05 per ADS issued

Cancellation of ADSs (e.g., a cancellation of ADSs for delivery of deposited property or upon a change in the ADS(s)-to-ordinary shares ratio, or for any other reason)	Up to $0.05 per ADS cancelled

Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements)	Up to $0.05 per ADS held

Distribution of ADSs pursuant to (i) share dividends or other free share distributions, or (ii) exercise of rights to purchase additional ADSs	Up to $0.05 per ADS held

Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., upon a spin-off)	Up to $0.05 per ADS held

ADS Services	Up to $0.05 per ADS held on the applicable record date(s) established by the depositary

As an ADS holder, you will also be responsible to pay certain charges such as:

•	taxes (including applicable interest and penalties) and other governmental charges;

•

the registration fees as may from time to time be in effect for the registration of ordinary shares on the share register and applicable to transfers of ordinary shares to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals, respectively;

•	certain cable, telex and facsimile transmission and delivery expenses;

•	the expenses and other charges incurred by the depositary in the conversion of foreign currency;

•	The fees and expenses incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to ordinary shares, ADSs and ADRs; and

•	the fees and expenses incurred by the depositary, the custodian or any nominee in connection with the servicing or delivery of deposited property.

ADS fees and charges payable upon (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person for whom the ADSs are issued (in the case of ADS issuances) and to the person for whom ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the depositary into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs.

In the event of refusal to pay the depositary fees or charges, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees and charges from any distribution to be made to the ADS holder. Certain depositary fees and charges (such as the ADS services fee) may become payable shortly after the closing of the ADS offering. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes. The depositary may reimburse us for certain expenses incurred by us in respect of the ADSs, by making available a portion of the ADS fees charged in respect of the ADSs or otherwise, upon such terms and conditions as we and the depositary agree from time to time.

Amendments and Termination

We may agree with the depositary to modify the deposit agreement at any time without your consent. We undertake to give holders of ADSs 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the ordinary shares represented by your ADSs (except as permitted by law).

We have the right to direct the depositary to terminate the deposit agreement subject to certain conditions. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

After termination, the depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

Books of Depositary

The depositary maintains ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The depositary maintains in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

The deposit agreement limits our obligations and the depositary’s obligations to you. Please note the following:

•	We and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

•

The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and without negligence and in accordance with the terms of the deposit agreement.

•

The depositary disclaims any liability for any failure to accurately determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in ordinary shares, for the validity or worth of the ordinary shares, for any tax consequences that result from the ownership of ADSs or other deposited property, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice or for any act or omission of or information provided by DTC or any DTC participant.

•	The depositary shall not be liable for acts or omissions of any successor depositary in connection with any matter arising wholly after the resignation or removal of the depositary.

•	We and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

•

We and the depositary disclaim any liability if we or the depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our articles of association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

•

We and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our articles of association or in any provisions of or governing the securities on deposit.

•

We and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting ordinary shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

•

We and the depositary also disclaim liability for the inability by any ADS holder or beneficial owner to benefit from any distribution, offering, right or other benefit that is made available to holders of ordinary shares but is not, under the terms of the deposit agreement, made available to you.

•	We and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

•	We and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

•

We and the depositary disclaim liability arising out of losses, liabilities, taxes, charges or expenses resulting from the manner in which a holder or beneficial owner of ADSs holds ADSs, including resulting from holding ADSs through a brokerage account.

•	No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary bank and you as ADS holder.

Nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.

As the above limitations relate to our obligations and the depositary’s obligations to you under the deposit agreement, we believe that, as a matter of construction of the clause, such limitations would likely to continue to apply to ADS holders who withdraw the ordinary shares from the ADS facility with respect to obligations or liabilities incurred under the deposit agreement before the cancellation of the ADSs and the withdrawal of the ordinary shares, and such limitations would most likely not apply to ADS holders who withdraw the ordinary shares from the ADS facility with respect to obligations or liabilities incurred after the cancellation of the ADSs and the withdrawal of the ordinary shares and not under the deposit agreement.

In any event, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder. In fact, you cannot waive our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

Taxes

As a Holder or Beneficial Owner (as defined in the deposit agreement) of ADSs, you will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs as provided for in the deposit agreement. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by Holders and Beneficial Owners of ADSs and may sell any and all property on deposit to pay the taxes and governmental charges payable by ADS holders. As a Holder or Beneficial Owner of ADSs, you will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable Holder or Beneficial Owner of ADSs. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:

•	Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

•	Distribute the foreign currency to holders for whom the distribution is lawful and practical.

•	Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial

The deposit agreement and the ADRs and ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of ordinary shares (including ordinary shares represented by ADSs) are governed by the laws of England and Wales.

AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AGAINST US AND/OR THE DEPOSITARY ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our ordinary shares, ADSs or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our ordinary shares, ADSs or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our ordinary shares represented by ADSs and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for our ADSs and the number of ADSs to be received upon exercise;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

•	any applicable material U.S. federal income tax consequences and any applicable material U.K. tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the ADSs and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

TAXATION

Certain material U.S. federal income tax and, to the extent applicable, material U.K. tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of our ordinary shares, including ordinary shares in the form of ADSs being offered by this prospectus and certain other matters of English law will be passed upon for us by Cooley (UK) LLP. Unless the applicable prospectus supplement indicates otherwise, the validity of the warrants and certain other matters of U.S. federal law will be passed upon for us by Cooley LLP, Reston, Virginia. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Autolus Therapeutics plc appearing in Autolus Therapeutics plc’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022 have been audited by Ernst & Young LLP (PCAOB ID: 01438), independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The registered business address of Ernst & Young LLP is R+ Building, 2 Blagrave Street, Reading RG1  1AZ, United Kingdom.

MATERIAL CHANGES

None.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are incorporated and currently existing under the laws of England and Wales. In addition, certain of our directors and officers reside outside of the United States. As a result, it may be difficult for investors to effect service of process on us or those persons in the United States or to enforce in the United States judgments obtained in United States courts against us or those persons based on the civil liability or other provisions of the United States securities laws or other laws.

In addition, uncertainty exists as to whether the courts of England and Wales would:

•

recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in England and Wales against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Cooley LLP that there is currently no treaty between (i) the United States and (ii) England and Wales providing for reciprocal recognition and enforcement of judgments of United States courts in civil and commercial matters (although the United States and the United Kingdom are both parties to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards) and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether predicated solely upon the United States securities laws, would not be automatically enforceable in England and Wales. We have also been advised by Cooley LLP that any final and conclusive monetary judgment for a definite sum obtained against us in United States courts would be treated by the courts of England and Wales as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:

•	the relevant U.S. court had jurisdiction over the original proceedings according to English conflicts of laws principles at the time when proceedings were initiated;

•	the claimant commenced proceedings in the courts of England and Wales and we were duly served with process;

•	the U.S. judgment was final and conclusive on the merits in the sense of being final and unalterable in the court that pronounced it and being for a definite sum of money;

•

the judgment given by the courts was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations (or otherwise based on a U.S. law that an English court considers to relate to a penal, revenue or other public law), or for a declaration or injunction;

•	the judgment was not procured by fraud;

•	recognition or enforcement of the judgment in England and Wales would not be contrary to public policy or the Human Rights Act 1998;

•	the proceedings pursuant to which judgment was obtained were not contrary to natural justice;

•

the U.S. judgment was not arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damages sustained and not being otherwise in breach of Section 5 of the U.K. Protection of Trading Interests Act 1980, or is a judgment based on measures designated by the Secretary of State under Section 1 of that Act;

•	there is not a prior decision of an English court or the court of another jurisdiction on the issues in question between the same parties; and

•	the English enforcement proceedings were commenced within the limitation period.

Whether these requirements are met in respect of a judgment based upon the civil liability provisions of the United States securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the court making such decision.

Subject to the foregoing, investors may be able to enforce in England and Wales judgments in civil and commercial matters that have been obtained from U.S. federal or state courts. Nevertheless, we cannot assure you that those judgments will be recognized or enforceable in England and Wales.

If an English court gives judgment for the sum payable under a U.S. judgment, the English judgment will be enforceable by methods generally available for this purpose. These methods generally permit the English court discretion to prescribe the manner of enforcement.

In addition, it may not be possible to obtain an English judgment or to enforce that judgment if we are or become subject to any insolvency or similar proceedings, or if we have any set-off or counterclaim against the judgment creditor. Also note that, in any enforcement proceedings, we may raise any counterclaim that could have been brought if the action had been originally brought in England unless the subject of the counterclaim was in issue and denied in the U.S. proceedings.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. You also may access these filings on our website at www.autolus.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement the information we have filed with the SEC. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on March 7, 2023;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, filed with the SEC on November 9, 2023;

•

Our Reports on Form 6-K furnished to the SEC on January  23, 2023, March  14, 2023, May  4, 2023, June  6, 2023 (as amended on July  7, 2023), June 20, 2023, July  21, 2023, August  3, 2023, and November 2, 2023;

•

Our Current Reports on Form 8-K filed with the SEC on December 22, 2023 (except for the information furnished under Item 7.01 and exhibit 99.1 thereto) and January 10, 2024 (except for the information furnished under Item 7.01 and exhibit 99.1 thereto); and

•

The description of our ordinary shares and ADSs contained in our Registration Statement on Form 8-A, as filed with the SEC under Section 12(b) of the Exchange Act on June 19, 2018, including any amendment or report filed for the purpose of updating such description (File No. 001-38547).

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Autolus Therapeutics plc

The Mediaworks

191 Wood Lane

White City, London W12 7FP

United Kingdom

+44 20 3829 6230

You may also access these documents on our website, www.autolus.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

58,333,336 American Depositary Shares

Representing Ordinary Shares

PROSPECTUS SUPPLEMENT

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February 8, 2024